FIRM OVERVIEW February 25, 2020 FIRM OVERVIEW CORPORATE & INVESTMENT BANK CONSUMER & COMMUNITY BANKING ASSET & WEALTH MANAGEMENT COMMERCIAL BANKING

We have built a Complete, Global, Diversified franchise that is At Scale – positioned to outperform in any environment Exceptional Unwavering Long-term Sustainable business client franchises principles shareholder value practices Customer centric and easy Fortress balance sheet Continuously investing in the Promoting sound governance to do business with future while maintaining Serving a diverse customer expense discipline Comprehensive set of Risk governance and base products and services controls Focus on customer Investing in and supporting experience and innovation our communities Focus on safety and Culture and conduct security Integrating environmental Employer of choice for top sustainability into business Powerful brands Operational resilience talent and operating decisions Proven operating model – positioned to outperform in any environment 1

Our comprehensive approach to sustainable development integrates business, community and environmental objectives and leverages our global capabilities 1 Existing commitments (announced in 2017 ) Sustainable business  Multi-year, cumulative commitment to facilitate $200B in green financing Expect to achieve  practices  Source renewable energy for 100% of global power needs  both by end of 2020 New commitment – increasing our impact on sustainable development Promoting sound governance Three areas of focus: Serving a diverse customer base 1  Green: supporting climate action, clean water and waste management Investing in and supporting our communities 2  Social: increasing access to housing, education and healthcare Predominantly in developing Integrating environmental sustainability 3  Economic development: advancing infrastructure, innovation and growth markets into business and operating decisions Facilitate $200B in financing across these areas in 2020 (up from ~$175B in 2019) Note: For footnoted information, refer to slide 27 2

Our client franchises are exceptional – with leadership positions across each business

Consumer & Community Banking

ROE 31%

- **63mm** U.S. households, including **4mm** small businesses[2]
- **9.3% retail deposit** market share[3]
- **>75%** of our checking households use Chase as their **primary bank**
- **#1** U.S. **credit card** issuer based on sales and outstandings[4]

Asset & Wealth Management

ROE 26%

- Business with **59%** of the world's largest pension funds, sovereign wealth funds and central banks
- **#1 Private Bank** in North America[9]
- **88%** of 10-year mutual fund AUM performed above peer median[10]
- **$3.2T** client assets, including **$2.4T** AUM

2019 Revenue[1] ($B)



$119
56
38
14
9
1

Corporate & Investment Bank

ROE 14%

- Business with **>80%** of Fortune 500 companies and presence in over **100** markets globally
- **#1 globally** in both **IB** fees[5] and **Markets** revenue[6]
- **#1** in **USD payments** volume[7]
- **#2 custodian** globally with $27T AUC[8]

Commercial Banking

ROE 17%

- **142** locations across the U.S. and **30** international locations
- Credit, banking and treasury services to **~18k** C&I[11] clients and **~34k** real estate owners and investors
- **#1** U.S. **multifamily** lender[12]
- $2.7B gross **investment banking** revenue[13]

Note: Totals may not sum due to rounding. For footnoted information, refer to slides 28-29

3

JPMORGAN CHASE & CO.

2019 was another year of record revenue and net income $118.7BB▲ $36.4B ▲ 19% ▲ 55% ▼ revenue1,2 net income ROTCE3 OH ratio1,4 6% Revenue growth YoY 12% Net income growth YoY 19% 73% 68% 68% 15% 60% 8% 56% 3% 13% 55% 12% 12% 2% 3% 11% 0% (0)% (2)% (3)% (13)% (19)% JPM MS C BAC GS WFC JPM C MS BAC WFC GS JPM BAC MS WFC C GS JPM C BAC WFC GS MS Strong financial performance on an absolute and relative basis Note: For footnoted information, refer to slide 30 4

We have grown pre-tax income across each of our businesses – while capitalizing on a favorable economic environment Pre-tax income1,2 ($B) Macro environment CAGR unemployment +$13.8B $47.6 9% 50-year low 6% (U.S. unemployment rate3) 3.7 4% 5% $39.9 5.2 10% 4% 3.6 $33.8 3% '15 '16 '17 '18 '19 AWM 3.2 5.6 16.5 9% 4 CB 3.6 4% >2% avg. quarterly real U.S. GDP growth 15.3 2% CIB 11.8 0% '15 '16 '17 '18 '19 22.0 9% 3% Higher short- and long-term rates (Effective Fed Funds rate5) CCB 15.9 14.9 2% 1% Corp. (0.7) 0.6 0.1 0% '15 '16 '17 '18 '19 2015 2017 2019 Note: Totals may not sum due to rounding. For footnoted information, refer to slide 31 5

We have benefited from the rate environment since 2015 – and we have reinvested the majority of that benefit back into the business Revenue1 ($B) Annual investment expense ($B) >$5B addl. investment spend $8 $119 $7 ($2) $8 $98 58 +29% >$3B increase +$13B total NII >$2B NII 45 increase 61 +15% NIR 53 2015 NIR Balance sheet Rates CIB Markets/otherCIB 2019 Tech Non-tech growth/mix Markets/other 2015 Investment Increase '15-'19 Note: For footnoted information, refer to slide 32 6

Investments have strengthened our franchise and resiliency in a more challenging environment

Broader distribution

- New markets/locations
  - CBB U.S. market expansion
  - CB domestic and international expansion
  - AWM & CIB: China JVs
- Front office hiring (since '15)
  - ~2,000 new sales/coverage bankers and client advisors across all LOBs

Expanded products & capabilities

- Wholesale payments
- Launched or refreshed 16 credit cards (since '18)
- Market-making across new asset classes
- Enhanced platforms and solutions
- Digital customer self-service options (e.g., banking and brokerage)

Tech & cyber

- Significantly improved consumer digital experience
- Data analytics tools
- Electronic channel distribution/trading
- Strengthened cybersecurity capabilities: 24/7 global coverage; ~3,000 professionals

Productivity & cost efficiencies

- Driving cloud adoption
- Migration to modernized data centers
- Digitization/robotics solutions for manual processes
- Workforce and location strategy

Artificial intelligence

- Fraud detection
- Consumer personalization
- Client tailoring
- Efficient content creation

Enhanced our competitive advantages – More Complete, Global, Diversified and At Scale

7

JPMorgan Chase & Co.

We have captured share across businesses by investing consistently and leveraging our competitive advantages Consumer & Community Banking Corporate & Investment Bank Commercial Banking Asset & Wealth Management Retail Credit Markets Global Active LT fund Global CRE loans6 C&I loans6 deposits1 card sales2 revenue3 IB fees4 AUM7 PB assets8 ▲ 130bps ▲ 140bps ▲ 320bps ▲ 100bps ▲ 20bps ▲ 10bps ▲ 4bps ~flat 19 Share gain Share 19 ' - 14 ' 5 64% 19% 54% 47% 5 5% 45% 38% 35% 29% 29% 24% 27% 19 Growth 19 21% ' 20% - 14 ' 7% 12% Industry JPM Wallet JPM Industry JPM Industry JPM Note: For footnoted information, refer to slide 33 8

The environment remains strong, but presents us with potential cyclical headwinds… Declining rate environment challenging deposit margins Positive, but slowing, economic growth3… 3% '18 6% 2.5% '19 2% 5% Fed Funds rate1 '20F 2.0% 1% 4% 5 rate cuts (125bps) 0% 3% U.S. Euro area U.K. Japan Emerging Asia 1.5% (right axis) …raising specter of next credit cycle 2 forward curve 3% 4 4 Industry Industry 12% C&I NCOs credit card 1.0% 2% (left axis) NCOs 8% (right axis) 1% 4% U.S. recession5 0.5% 0% 0% 2017 2018 2019 2020 2021 '90 '95 '00 '05 '10 '15 '19 Note: For footnoted information, refer to slide 34 9

…but our broad diversification benefits us in a more cyclically challenged environment Lower rates have offsets across all our businesses… …and we benefit from a diverse set of clients and geographies CCB: Mortgage origination CIB: Mortgage trading Diversity of geographies Total mortgage origination volume1 Agency trading revenue2 2019 YoY Firm revenue growth 32% >4x Slowing European economy…offset by robust global growth $105B 8% $79B 4% 2018 2019 2018 2019 (3%) 4 EMEA Asia-Pacific North America AWM: Demand for yield CB: CTL origination Diversity of clients Fixed income net flows CTL origination volume3 2019 avg. loan growth $107B 42% Weaker corporate sentiment…offset by strong consumer $106B $18B 8% $13B 7% ($1B) 1% 5 2018 2019 2018 2019 C&I AWM Card Note: Totals may not sum due to rounding. For footnoted information, refer to slide 35 10

In addition to cyclical headwinds, we also face more secular challenges… Pressure on interchange fees Active to passive shift Smaller wallets & overcapacity Growth in alternative pools of capital Card net interchange margin1 (%) U.S. equity funds by type2 (%) FICC global revenue pool3 ($B) Global private capital dry powder4 ($T) 2.5 150 Active Passive ~($55B) +$1T 1998 125 2.0 ~(50bps) 100 1.5 +40ppts 75 1.0 50 2019 0.5 25 0 0.0 2014 2019 2010 2014 2019 2020E 2014 2019 Note: For footnoted information, refer to slide 36 11

…but our scale, completeness and global franchises allow us to address broad-based margin pressure across the industry caused by these secular headwinds Active to passive pressuring Smaller wallets and electronification the entire asset management Enhanced competition for clients compressing trading margins value chain AWM Securities Services Cash Equities Foreign Exchange Credit Card Investment Banking AUM yield1 Fees/AUC2 Commission rate3 Yield4 Net revenue rate5 Industry fee per bookrunner6 12% 20% 30% 30% 4% 2019 vs. 2014 DCM ECM 28% 2014 2019 2014 2019 2014 2019 2014 2019 2014 2019 40% Avg. AUM AUC2 Trading volume Trading volume Card loans JPM fee per deal6 2019 vs. 2014 29% 36% 65% 15% 25% 12% ECM DCM 5% 2014 2019 2014 2019 2014 2019 2014 2019 2014 2019 Note: For footnoted information, refer to slide 37 12

Being Complete, Global, Diversified and At Scale are our competitive advantages… Complete  Promotes more engagement and deepening of relationships with customers Global  Allows us to serve more clients everywhere while offering geographic diversification Diversified  Supports more stable earnings in any operating environment At Scale  Offsets margin compression through volume growth and facilitates synergy realization …and they are key to outperforming when faced with cyclical or secular headwinds 13

Banks have offered earnings growth and stability over the long-term – and among banks we have outperformed Industry1 comparison Banks universe JPM clear outperformer 12% 12% 10% 10% JPM Real Estate Faster growth Faster Health Industrials 2 Care Comm. Services 8% 8% Materials Info Tech. Banks WFC PNC Consumer USB PTI CAGR PTI 6% Discretionary 6% : : Energy Consumer Staples BAC 19 ' - 00 ' Financials – Other GS 4% Utilities 4% 2% 2% MS NTM P/E3 C Slower growth growth Slower <13x 13x-20x >20x Denotes core peer 0% 0% More volatile '00-'19: Earnings volatility4 More stable More volatile '00-'19: Earnings volatility4 More stable Note: For footnoted information, refer to slide 38 14

Balance sheet – accelerating deposit growth and remixing of interest-earning assets YoY loan and deposit growth, quarterly avg. (%) Interest earning-assets, quarterly avg. ($B) Deposit growth Loan growth (excl. HL sales1) $2,378 $2,254 8% 191 Sec. borrowed/other2 170 4Q19: $1,568B 7.0% 248 '17-'19 growth: +$132B Fed funds/rev. repo 256 324 6% Trading assets 258 5.0% 273 Cash3 364 Deployment Remixing toward 3.6% higher-yield loans 3.9% 394 4% Inv. securities 245 3.8% FY2019 YoY growth 3.5% 2.5% Card: 7% 2% Balance sheet 4 Loans 961 4 optimization 948 Home Lending: (9)% 1.5% 4Q19: $948B '17-'19 growth1: +$66B CB: 1% AWM: 8% 0% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 4Q19 Note: For footnoted information, refer to slide 39 15

Liquidity – level of HQLA has remained stable, while composition has changed

HQLA[1] composition, quarterly avg. ($B)



LCR[2]: 116%
$560
$545
Including reverse repo
Other securities
UST
Other cash
FRB cash[3]
+$150B
($210B)
Other securities
UST
Other cash
FRB cash[3]
4Q17
4Q19
FRB reserves (systemwide[4])
$2.18T
($0.53T)
$1.65T

- In addition to our HQLA, we have ~$600B of other liquidity sources
  - ~$300B of FHLB & FRB borrowing capacity[5]
  - ~$300B of unencumbered marketable securities[6]

Note: For footnoted information, refer to slide 40

16

JPMORGAN CHASE & CO.

GSIB framework requires timely short-term recalibration

There is increasing pressure to remain in current buckets…



GSIB[1] score[2,3]
GSIB bucket
730
630
530
4.0%
3.5%
3.0%
JPM
C
MS
GS
BAC
4Q16
4Q17
4Q18
3Q19

… but there is a simple solution

A capital-neutral package of revisions will expand capacity

1. Index GSIB-coefficients to GDP
2. Decrease size of GSIB buckets to remove problematic cliff effects
3. Move measurement period to quarterly average

A simple capital-neutral solution expands capacity and ensures confidence in the markets

Note: For footnoted information, refer to slide 41

17

JPMorgan Chase & Co.

Capital targets remain consistent as we await SCB & GSIB updates

Targets – largely unchanged in absence of SCB[1]/**GSIB update…**

- Returned ~$34B to shareholders[2] in 2019
  - Net payout of ~100%

CET1 capital ratio – Standardized



Advanced:13.4%
12.4%
11.5-12%
2019 Actual
Medium-term target

… and our priorities remain the same

- LOB capital allocation[3] philosophy and dollars unchanged
- Hierarchy of capital use unchanged

How we deploy capital

Investments
Organic growth + acquisitions

Dividends
Attractive yield
Sustainability in variety of environments

Buybacks
Only if additional excess

Note: For footnoted information, refer to slide 42

18

JPMorgan Chase & Co.

Net interest income – we are not immune to the rate environment, but growth and mix will support NII in 2020 and beyond Net interest income1 ($B) 2021 assumptions: $60+/-  Continued strong growth in deposits $57.8 $1 $57+ and card balances $2  Forward curve realized2 ($3.5) Lower asset Offset by yields, more deposit growth than offsetting and balance liability reprice sheet mix 2 2 2019 Rates Balance sheet CIB Markets/other 2020 2021 growth/mix Expect growth and mix to offset the majority of rate pressure in 2020 Note: Totals may not sum due to rounding. For footnoted information, refer to slide 43 19

Noninterest revenue – steady growth in volume-driven NIR Noninterest revenue1 ($B) $60.9 $55.8 Market ~1/3 +11% dependent + CIB Markets + HL production Volume ~2/3 driven +3% + Auto leasing - HL servicing + CBB - Card Other2: ($1.7) Other2: $0.2 2018 2019 Debit and credit CBB CWM Avg. auto operating CIB AWM CCB mortgage CIB Markets card sales volume households investments lease assets IB fees AUM origination vol.3 revenue4 +10% +3% +27% +15% +1% +19% +32% +7% 29mm $358B $105B $21B $1.0T $1.1T 28mm $282B $19B $22B $7.5B $7.6B $2.0T $2.4T $79B $20B 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 2018 2019 Volume-driven NIR: ~3% CAGR in the medium term Note: Totals may not sum due to rounding. For footnoted information, refer to slide 44 20

Overhead ratio – significant improvement driven by revenue growth and expense efficiencies Adjusted overhead ratio1,2 (%) Higher investments have more than offset the benefit from higher rates… <55% in the 1% medium term 5% 58% 55% (5%) (4%) …and expense efficiencies have offset volume-driven expenses 2015 Higher rates Increase in investments Auto lease growth Business growth/other 2019 Noninterest expense2: $57B - >$5B $2.7B ~$0B $65B +$8B Revenue1: $98B ~$8B - $2.9B ~$10B $119B +$21B Note: Totals may not sum due to rounding. For footnoted information, refer to slide 45 21

Noninterest expense –
we expect a reduction in structural expenses to help fund our investment growth

Adjusted noninterest expense[1] ($B)


3.1% growth
$63.3
$65.3
$1.4
0.9
Non-technology
(Driven by front office hiring[2], new branches and market expansion)
0.5
Technology
'19-'20 Δ
$1.0
Auto lease depreciation
CCB volume growth
Marketing
Incentive compensation
($0.7)
Cost efficiencies, including:
Workforce optimization
Technology efficiencies
Scale benefits
~2.5% growth
~$67
2018
2019
Investments
Volume- and revenue-related growth
Structural
2020

Note: For footnoted information, refer to slide 46

22

JPMorgan Chase & Co.

Credit – we remain vigilant despite a benign environment Net charge-offs Allowance for credit losses 2019 2020 outlook NCO rate NCOs ($B) NCO rate 2019 Home Lending1 (0.05)% $(0.1) ↔ Modestly  No Firmwide net reserve build Card 3.10% 4.8 higher on mix CCB  $500mm reserve build in Card Auto 0.33% 0.2  $750mm reserve release in Home Lending, predominantly Business Banking2 0.58% 0.1 related to PCI loans CIB 0.15% 0.2 ↔ 2020 outlook CB 0.08% 0.2 ↔  Expect net reserve build in 2020 AWM 0.02% 0.0 ↔ Higher on  Predominantly driven by Card Firmwide1 0.61% $5.6 $6B+ growth and mix on growth Note: Totals may not sum due to rounding. For footnoted information, refer to slide 47 23

The strength of our franchise supports continued leading financial performance Exceptional client Complete franchises Medium term Unwavering Global ~17% principles ROTCE Long-term Diversified shareholder value <55% 11.5-12% Overhead ratio CET1 ratio Sustainable At Scale business practices 24

Agenda Page 1 Appendix – Capital allocation 25 2 Notes 26

2020 LOB capital allocation and ROE Avg. CET1 ($B) 2019 2020 Medium-term ROE CCB $52 $52 25%+ CIB 80 80 ~16% CB 22 22 ~18% AWM 10.5 10.5 25%+ Corporate 23.5 20.5 NM Firm ~$188 ~$1851 ~17% ROTCE LOB capital allocation and ROE remain unchanged ¹ Reflects average CET1 capital. Total Firm for 2020 is based on analyst estimates 25

Agenda Page 1 Appendix – Capital allocation 25 2 Notes 26

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see pages 57-58 of JPMorgan Chase Co.’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) 2. Tangible common equity (“TCE”) and return on tangible common equity (“ROTCE”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 59 of the 2019 Form 10-K. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TCE and ROTCE are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity 3. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense of $3.0 billion, $72 million and $239 million for the years ended December 31, 2015, 2018 and 2019, respectively. The adjusted overhead ratio measures the Firm’s adjusted expense as a percentage of managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance 4. Net charge-offs/(recoveries) exclude the impact of purchased credit-impaired (“PCI”) loans 26

Notes on slide 2 – Our comprehensive approach to sustainable development integrates business, community and environmental objectives and leverages our global capabilities 1. In 2017, JPMorgan Chase announced commitments to facilitate $200 billion in clean financing by 2025 and to source renewable energy for 100% of global power needs by 2020. Source: JPMorgan Chase Co.’s 2018 Environmental Social & Governance Report 27

Notes on slide 3 – Our client franchises are exceptional – with leadership positions across each business (1/2) 1. See note 1 on slide 26 2. Includes Business Banking (deposit and loan/line of credit) and Ink (card; excludes partner and commercial) households. As a result of a change in household methodology in 2019, ~200K partner cards are no longer included 3. Federal Deposit Insurance Corporation (“FDIC”) 2019 Summary of Deposits survey per S&P Global Market Intelligence. Includes a $500 million deposit cap for market share. Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC 4. Based on 2019 sales volume and loans outstanding disclosures by peers (C, BAC, COF, AXP, DFS) and JPMorgan Chase estimates. Sales volume excludes private label and Commercial Card. AXP reflects the U.S. Consumer segment and JPMorgan Chase estimates for AXP’s U.S. small business sales. Loans outstanding exclude private label, AXP Charge Card, and Citi Retail Cards 5. Dealogic as of January 2, 2020 6. Coalition, preliminary 2019 rank analysis is based on JPMorgan Chase’s business structure. FY19 rank analysis is based on preliminary results and peer set: BAC, BARC, BNPP, CITI, CS, DB, GS, HSBC, JPM, MS, SG and UBS 7. Based on third-party data 8. Source of assets under custody (“AUC”): Company filings 9. Euromoney; 2019 results released February 6, 2019 10.All quartile rankings, the assigned peer categories and the asset values used to derive this analysis are sourced from Lipper, Morningstar and Nomura based on country of domicile. Includes only Asset Management retail open-ended mutual funds that are ranked by the aforementioned sources. Excludes money market funds, Undiscovered Managers Fund, and Brazil domiciled funds. Quartile rankings reflect the total return (net-of-fees) of each fund. The data providers re-denominate the asset values into U.S. dollars. This % of assets under management (“AUM”) is based on fund performance and associated peer rankings at the share class level for U.S. domiciled funds and at the “primary share class” level or fund level for all other funds. The “primary share class,” as defined by Morningstar, denotes the share class recommended as being the best proxy for the portfolio and in most cases will be the most retail version (based upon the annual management fees charged, minimum investment, currency and other factors). Where peer group rankings given for a fund are in more than one “primary share class” territory both rankings are included to reflect local market competitiveness. The performance data could have been different if all funds/accounts were included. Past performance is not indicative of future results. The classifications in terms of product suites and product engines shown are J.P. Morgan’s own and are based on its internal investment management structures 28

Notes on slide 3 – Our client franchises are exceptional – with leadership positions across each business (2/2) 11.The Commercial and Industrial (“C&I”) grouping is generally based on client segments and does not align with regulatory definitions 12.S&P Global Market Intelligence as of September 30, 2019 13.Represents total JPMorgan Chase revenue from investment banking products sold to Commercial Banking clients 29

Notes on slide 4 – 2019 was another year of record revenue and net income 1. See note 1 on slide 26 2. Amounts for GS and MS represent reported revenue 3. See note 2 on slide 26 4. Managed overhead ratio = total noninterest expense / managed revenue; revenue for GS and MS is reflected on a reported basis 30

Notes on slide 5 – We have grown pre-tax income across each of our businesses – while capitalizing on a favorable economic environment 1. Income before income tax expense on a Managed basis. See note 1 on slide 26 2. For a reconciliation of the Firm’s 2015 results from a reported to managed basis, see page 80 of JPMorgan Chase Co.’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) 3. Seasonally adjusted average quarterly rate. Source: U.S. Bureau of Labor Statistics as of December, 2019. Based on February 7, 2020, revision 4. Seasonally adjusted annualized rates. Source: U.S. Bureau of Economic Analysis as of Q419. Based on January 30, 2020, revision 5. Average quarterly rate, not seasonally adjusted. Source: Board of Governors of the Federal Reserve System as of December, 2019 31

Notes on slide 6 – We have benefited from the rate environment since 2015 – and we have reinvested the majority of that benefit back into the business 1. See note 1 on slide 26 32

Notes on slide 8 – We have captured share across businesses by investing consistently and leveraging our competitive advantages 1. FDIC 2019 Summary of Deposits survey per S&P Global Market Intelligence. Includes a $500 million deposit cap for market share and a $500 million 10-year exclusion for growth (excluded branches are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC 2. Represents general purpose credit card (“GPCC”) spend, which excludes private label and Commercial Card; based on company filings and JPMorgan Chase estimates 3. Coalition, preliminary 2019 market share analysis reflects JPMorgan Chase’s share of the global industry revenue pool and is based on JPMorgan Chase’s business structure 4. Dealogic as of January 2, 2020 5. Markets Revenue growth per Coalition Competitor preliminary 2019 analysis, and Global IB fees growth per Dealogic as of January 2, 2020. Growth per JPMorgan Chase’s managed results were 9% and 13% for Markets revenue and IB fees, respectively 6. Commercial Banking’s market share and relative growth are compared to the respective C&I and CRE portfolios of all U.S. banks. Source: S&P Global Market Intelligence as of December 31, 2019. The C&I and CRE groupings used herein align with regulatory definitions 7. Strategic Insight as of January 2020. Reflects active long-term mutual funds and exchange-traded funds (“ETFs”) only. Excludes fund of funds and money market funds 8. Capgemini World Wealth Report 2019. Market share estimated based on 2018 data (latest available) 33

Notes on slide 9 – The environment remains strong, but presents us with potential cyclical headwinds… 1. Board of Governors of the Federal Reserve System 2. J.P. Morgan calculation based on market data as of February 21, 2020 3. Historical data from U.S. Bureau of Economic Analysis, Eurostat, Office for National Statistics, Cabinet Office of Economic and Social Research Institute and J.P. Morgan CIB Research for the U.S., Euro area, the U.K, Japan and Emerging Asia, respectively. Forecast data from J.P. Morgan CIB Research as of February 19, 2020. 2019 actuals for Emerging Asia not yet available 4. FDIC as of Q319; represents quarterly loan portfolio performance indicators for all FDIC-insured institutions. The Commercial and Industrial (“C&I”) grouping aligns with regulatory definitions 5. National Bureau of Economic Research; official recessions depicted include July, 1990, through March, 1991; March, 2001, through November, 2001; and December, 2007, through June, 2009 34

Notes on slide 10 – …but our broad diversification benefits us in a more cyclically challenged environment 1. Firmwide mortgage origination volume was $115.9 billion and $86.9 billion for the years ended December 31, 2019 and 2018, respectively 2. “Agency trading” refers to market-making activities in U.S. government agency mortgage-backed securities. Agency trading revenues are externally reported as part of the Fixed Income Markets business 3. Commercial Term Lending (“CTL”) originations include refinancing activity 4. Europe/Middle East/Africa (“EMEA”) 5. The Commercial and Industrial (“C&I”) grouping is generally based on client segments and does not align with regulatory definitions 35

Notes on slide 11 – In addition to cyclical headwinds, we also face more secular challenges… 1. Net interchange margin = net interchange income (interchange income less rewards costs and partner payments)/credit card sales volume 2. Morningstar, as of December, 1998, and April, 2019, respectively 3. Fixed income, currency and commodities (“FICC”); Coalition, preliminary 2019-2020 Industry revenue pool analysis based on JPMorgan Chase’s business structure 4. Preqin, as of December, 2014, and March, 2019, respectively 36

Notes on slide 12 – …but our scale, completeness and global franchises allow us to address broad-based margin pressure across the industry caused by these secular headwinds 1. AUM yield = long-term and cash management fees / average AUM 2. 2014 and 2019 fees and AUC adjusted for exited businesses. 2014 fees also exclude the impact of a significant client exit and was revised to present depository receipt fees on a net basis in accordance with the retrospective adoption of the revenue recognition guidance in the first quarter of 2018. Total adjustments to fees were $368 million and $0.1 million in 2014 and 2019, respectively. Total adjustments to AUC were $1.1 trillion and $0.2 trillion in 2014 and 2019, respectively 3. Commission rate = commission revenue / trading volume 4. Yield = foreign exchange (“FX”) revenue / trading volume. FX data is for major currencies (EUR, GBP, AUD, NZD, CHF, JPY, CAD, USD). FX revenues are reported as part of the Fixed Income Markets business 5. Net revenue rate reflects the Credit Card business only and excludes rewards liability adjustments. Credit Card net revenue rate was 10.6% and 11.1% for the years ended December 31, 2019 and 2014, respectively. Effective in the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The revenue and expenses of the Merchant Services business will be reported across CCB, CIB and CB based primarily on client relationship 6. Dealogic as of January 2, 2020. Based on top 100 fee-paying deals 37

Notes on slide 14 – Banks have offered earnings growth and stability over the long-term – and among banks we have outperformed 1. Includes all current constituents of the S&P 500 index that have been publicly traded since 2000 (includes 385 unique companies), grouped by sector. The Financials sector has been further subdivided into Banks and Financials – Other. The data displayed represents the median value of the constituents of each sector 2. Compound annual growth rate (“CAGR”) of pre-tax income (“PTI”) between 2000 and 2019. For companies that have not yet reported full-year 2019 PTI, the 2019 data point has been replaced by the last-twelve month PTI as of 3Q19; source FactSet as of 4Q19 3. NTM PE = share price / consensus earnings per share (“EPS”) for the next twelve months (“NTM”); source FactSet as of January 31, 2020 4. Earnings volatility is defined as the r-squared of PTI growth through time. R-squared is a statistical measure that represents the proportion of the variance for a dependent variable that is explained by an independent variable or variables in a regression model. Perfectly equal PTI growth by year equals a score of 100, whereas a perfectly random path for PTI equals a score of 0 38

Notes on slide 15 – Balance sheet – accelerating deposit growth and remixing of interest-earning assets 1. Quarterly average loan growth excludes the impact of Home Lending (“HL”) loan sales on average loan balances in each period 2. Sec. borrowed/other includes receivable from customers, which are prime brokerage-related held-for-investment margin loans that are classified in accrued interest and accounts receivable, and all other interest-earning assets that are classified in other assets on the Consolidated Balance Sheets 3. Represents deposits with banks 4. Includes the impact of HL loan sales 39

Notes on slide 16 – Liquidity – level of HQLA has remained stable, while composition has changed 1. High-quality liquid assets (“HQLA”) represent the amount of unencumbered liquid assets that qualify for inclusion in the liquidity coverage ratio (“LCR”), and excludes excess HQLA at JPMorgan Chase Bank, N.A. that are not transferable to non-bank affiliates 2. LCR = HQLA / net cash outflows. Estimated net cash outflows are based on standardized stress outflow and inflow rates prescribed in the LCR rule, which are applied to the balances of the Firm’s assets, sources of funds, and obligations. The LCR is required to be a minimum of 100% 3. Cash held at Federal Reserve Banks (“FRB”) less required reserves and other restricted amounts 4. Total end-of-period reserve balances of depository institutions with FRB. Source: FRB and the U.S. Department of the Treasury (FRB H.4.1). As of December 27, 2017, and December 25, 2019, respectively 5. Available borrowing capacity at Federal Home Loan Banks (“FHLB”) and the discount window at FRB as a result of collateral pledged by the Firm to such banks. Excludes the benefit of cash and securities reported in the Firm’s HQLA or other unencumbered securities that are currently pledged at the FRB discount window and other central banks 6. Unencumbered marketable securities, such as equity securities and fixed income debt securities, include HQLA-eligible securities which are included as part of the excess liquidity at JPMorgan Chase Bank, N.A. that are not transferable to non-bank affiliates 40

Notes on slide 17 – GSIB framework requires timely short-term recalibration 1. Global systemically important banks (“GSIB”) 2. JPMorgan Chase and peer calculations are based on Federal Reserve Form FR Y-15, Banking Organization Systemic Risk Report 3. Circular markers indicate a higher intra-year surcharge bucket than the surcharge currently in effect; capital requirements are based on year-end score 41

Notes on slide 18 – Capital targets remain consistent as we await SCB & GSIB updates 1. Stress capital buffer (“SCB”) 2. Net of stock issued to employees 3. For an overview of the Firm’s business segment capital allocation methodology, see page 90 of the 2019 Form 10-K 42

Notes on slide 19 – Net interest income – we are not immune to the rate environment, but growth and mix will support NII in 2020 and beyond 1. See note 1 on slide 26 2. JPMorgan Chase’s outlook is based on implied rate curves as of February 21, 2020 43

Notes on slide 20 – Noninterest revenue – steady growth in volume-driven NIR 1. See note 1 on slide 26 2. Other includes PE gains/(losses), securities gains/(losses), credit adjustments, FX, gain/(losses) in CIB including Day 1 gains from Tradeweb, gains/(losses) on HL loan sales, card rewards liability adjustment, MSR risk-management revenue gains/(losses) and other non-core items 3. Firmwide mortgage origination volume was $115.9 billion and $86.9 billion for the years ended December 31, 2019 and 2018, respectively 4. CIB Markets revenue includes both NII and NIR 44

Notes on slide 21 – Overhead ratio – significant improvement driven by revenue growth and expense efficiencies 1. See note 1 on slide 26 2. See note 3 on slide 26 45

Notes on slide 22 – Noninterest expense – we expect a reduction in structural expenses to help fund our investment growth 1. See note 3 on slide 26 2. Includes compensation expense related to increased hiring of revenue-producing bankers 46

Notes on slide 23 – Credit – we remain vigilant despite a benign environment 1. Reflects net charge-offs/(recoveries) on average retained loans, and excludes the impact of PCI loans and write-offs in the PCI portfolio. See Note 4 on slide 26. The net charge-off/(recovery) rates including the impact of PCI loans were as follows: Home Lending, (0.05)%; and Firmwide, 0.60% 2. Excludes the impact of retail overdraft losses. CBB’s reported NCO rate, including retail overdraft losses was 1.11% in 2019 47

CORPORATE & INVESTMENT BANK February 25, 2020 FIRM OVERVIEW CORPORATE & INVESTMENT BANK CONSUMER & COMMUNITY BANKING ASSET & WEALTH MANAGEMENT COMMERCIAL BANKING

Agenda Page 1 CIB Overview 1 2 Banking 12 3 Securities Services 21 4 Closing Remarks 28 5 Notes 31

ANIMATION We delivered strong results and record revenues in 2019 Adjusted revenue and net income1 ($B) CIB ROE 1 14% 16% 14% 16% 14% Capital ($B) $62 $64 $70 $70 $80 50 30% $38.3 45 $36.4 $35.1 $34.6 25% ■ Revenue1 40 $33.3 20% 18% 20% 35 16% 15% 15% 30 ◆ Heritage TSS ROE 15% 15% 25 14% ▲ Heritage IB ROE 14% 10% 20 10% 10% 15 5% 10 $12.3 $10.9 $10.8 $12.0 $9.2 0% ■ Net income1 5 0 -5% 2015 2016 2017 2018 2019 Overhead ratio1 59% 54% 56% 57% 55% Note: For footnoted information, refer to slide 31 Note: This presentation includes certain non-GAAP financial measures, which exclude the impact of past business simplification actions and legal expense. For footnoted information, refer to slide 31 for a reconciliation of reported results to these non-GAAP financial measures 1

Expenses increased due to higher revenues and additional investments 2018 to 2019 ($B)1 $0.2 $0.1 $(0.3) $0.4 $21.1 $20.7 In-line with 2019 outlook of ~$21B 2018 Revenue Tech Non-tech Other 2019 Overhead related investments investments 57% 55% ratio1 1 Expense adjusted for legal expense. For footnoted information, refer to slide 31 2

ROE decreased from 15.9% in 2018 to 14.0% in 2019, primarily driven by capital 1.3% (0.5%) (0.0%) (0.5%) Legal 16.2% (~2%) expense 0.3% 15.9% 14.4% Legal expense 14.0% 0.4% 14.50% 2018 Revenue related1 Rates Expenses Credit cost, Higher capital 2019 tax, & other 1 Includes changes in revenues and revenue related expenses 3

CIB has a strong track record of gaining market share and establishing leadership globally Number of businesses ranked 2019 global leadership positions compared to peers1,2,3 ■ #1 ■ #2-3 ■ #4+ 16 7 1 JPM Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Since 2015, we have gained share in each region and across businesses1,4 Americas 2 10 10 2015 2019 14 Expanded leadership in 4 categories #1 12 EMEA 4 1 7 8 2015 2019 #1 in 7 additional categories since 2015 14 #1 12 APAC 1 2 6 7 2015 2019 Closing gaps through investments #3 16 14 Note: For footnoted information, refer to slide 32 4

Global Investment Banking grew market share for 4 consecutive years to 9.0% GIB ■ Industry wallet ($B) ◆ Market share ■ M&A ■ Industry wallet ($B) ◆ Market share ■ 9.2% 8.3% 8.3% 8.4% 8.7% 9.0% 8.6% $24 $25 $26 $29 $26 8.1% 7.8% 7.9% 2015 2016 2017 2018 2019 DCM 8.4% 8.3% 8.7% 7.9% 7.9% $84 $81 $77 $76 $77 $34 $37 $40 $37 $36 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 ECM 9.0% 9.4% 6.9% 7.4% 7.1% #1 worldwide in Participated in all top 5 Investment Banking fees fee paying deals in 2019, for 11 consecutive years and 7 of top 10 fee deals $19 $14 $18 $16 $15 2015 2016 2017 2018 2019 Source: Dealogic as of Jan. 2, 2020; ECM excludes shelf deals. DCM includes all Bonds, Loans, and other debt (i.e., Securitizations and Frequent Borrowers), excluding money market, short-term debt 5

Securities Services achieved record mandates and continues to grow fee revenue, offsetting the impact of the challenged rate environment

Expanding business with existing clients and winning new mandates…

NOT TO SCALE



Assets Under Custody[1] ($T)
+16%
23
27
2018
2019

Caliber of our team and consistency of our service delivery has resulted in record new business wins



Assets Under Administration
+24%
2018
2019

Onboarding additional administration mandates from existing custody clients

…translating to resilient revenue performance



Total Revenue[1] ($B)
-1%
4.2
4.1
2018
2019

Organic revenue growth partially offsetting impact of challenged rate environment

Note: For footnoted information, refer to slide 31

6

JPMorgan Chase & Co.

We have leading positions in our Markets businesses and continue to gain share Equities1 Global Markets market share (%)1,2 ■ Industry wallet ($B) 2019 vs. 2015 2019 vs. 2018 ◆ Market share 15.0% 11.0% 11.3% JPM +2.5% +0.5% 9.7% 9.9% 8.4% Peer 1 +1.4% +0.3% Peer 2 +0.9% -0.1% $68 $59 $59 $63 $56 0.0% Peer 3 +0.3% 0.0% 2015 2016 2017 2018 2019 Peer 4 +0.3% 0.0% Peer 5 +0.1% +0.4% FICC1 ■ Industry wallet ($B) Peer 6 0.0% 0.0% ◆ 12.3% 13.0% Market share 11.5% 11.8% 11.2% 12.0% Peer 7 0.0% -0.4% 10.1% 11.0% 10.0% Peer 8 -0.4% -0.4% 9.0% 8.0% Peer 9 -0.7% -0.4% $109 $116 $106 $97 $101 7.0% 6.0% 5.0% Peer 10 -1.0% +0.4% 2015 2016 2017 2018 2019 Peer 11 -2.6% -1.1% Note: For footnoted information, refer to slide 33 7

Despite increase in capital in our Markets businesses, we have maintained strong returns

Impact of capital to ROE, 2015 - 2019



Equities
FICC
~(300 bps)
~(600 bps)

Markets fully-loaded ROE, 2015 - 2019



ROE %
~300 bps
~(500 bps)
~15%
~13%
ROE 2015
P&L Impact
Capital Impact
ROE 2019

- Marginal ROEs above cost of capital across all sub-products
- Revenue growth highly accretive
- Advantages from scale and diversification
- Actively managing GSIB challenge

8

JPMorgan Chase & Co.

Our unified Wholesale Payments business delivers full suite of solutions to clients across the firm Our business… Enabling clients to… Supported by… Make and accept payments anytime, …a shared infrastructure: anywhere, via any method Treasury Services Core technology platforms Wholesale Client connectivity (platforms, APIs, ERP/TMS) Commercial Payments Merchant Reduce complexity and optimize Card Acquiring their payments operating model Onboarding and servicing Data lake for analytics & ML Trade Finance Be safe and secure through strong Product inter-operability controls 9

Treasury Services has experienced significant revenue growth despite rates headwinds Firmwide Treasury Services revenue growth1 Firmwide Treasury Services revenue growth relative to peers1,2,3 NOT TO SCALE ■ CIB Treasury Services ■ 2015 - 2019 Treasury Services revenue growth % ■ CB Treasury Services +45% 45% +39% 37% 36% 32% 7% 2015 2019 JPMC Peer 1 Peer 2 Peer 3 Industry Wallet Note: For footnoted information, refer to slide 34 10

Wholesale Payments business is well positioned to capture growth opportunities SMBs U.S. Healthcare Corporates E-Commerce Financial Institutions  Partnership with  InstaMed  Global footprint and  Unique end-to-end  USD clearing and Business Banking capabilities platform solution controls Core  Payments and advantages  WePay acquiring capabilities  Leading innovations  Leading innovations  Redefining  Strong banking  Best in class service correspondent banking leveraging strength of relationships  Strong banking our network relationships Product opportunities Growth opportunity Treasury Services Merchant Services Global Trade Foreign Exchange 11

Agenda Page 1 CIB Overview 1 2 Banking 12 3 Securities Services 21 4 Closing Remarks 28 5 Notes 31

Select topics for Banking Multi-year performance Continuity in coverage Completeness of coverage Growth opportunities 12

We maintained #1 rank in Global Investment Banking fees and achieved 9.0% market share in 2019 - the highest share in a decade ■ Market wallet ($B) ◆ JPM share ◆ Top bank (ex-JPM) ◆ Top 5 banks (ex-JPM)1 315 bps gap 180.0 185 bps gap 200 bps gap 9.0% 9.0% 8.5% 8.6% 160.0 8.0% 8.0% 8.1% 7.8% 7.9% 8.0% 7.6% 7.7% 7.6% 7.5% 7.3% 140.0 7.4% 7.2% 7.2% 6.8% 7.0% 6.6% 6.6% 6.5% 120.0 6.0% 5.9% 5.8% 5.7% 5.8% 5.8% 5.8% 5.8% 100.0 6.0% 5.6% 5.4% 80.0 5.0% 60.0 4.0% 78 83 77 84 81 77 40.0 68 70 69 76 3.0% 20.0 2.0% - 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 JPM Rank #1 #1 #1 #1 #1 #1 #1 #1 #1 #1 Follow- HG HY IG LVG Equity IPO #1 On Bonds Bonds Loans Loans IB Source: Dealogic as of Jan. 2, 2020; ECM excludes shelf deals. DCM includes all Bonds, Loans, and other debt (i.e., Securitizations and Frequent Borrowers), excluding money market, short-term debt 1 Average share of top 5 banks ex-JPM 13

We have consistently grown market share faster than peers across regions and products, improving our leadership position Equity Loan Bonds North America EMEA APAC LATAM M&A Underwriting Syndication Underwriting #1 #1 #3 #1 #2 #1 #1 #1 for 9 years in since 2014 from #7 in since 2018 since 2010 since 2018 since 2016 for 10 years in a row 2015 a row Consistent performance despite idiosyncratic volatility in regions & products Across Regions Across Products Faster market share growth since 2015 Maintained gap Share grew faster than top 5 peers by… to peers at… 120 bps 140 bps 50 bps 280 bps 100 bps 160 bps 240 bps 250 bps Source: Dealogic as of Jan. 2, 2020; ECM excludes shelf deals. DCM includes all Bonds, Loans, and other debt (i.e., Securitizations and Frequent Borrowers), excluding money market, short-term debt 14

Continuity and completeness in coverage allows us to capture opportunity across sectors, regions, and products There is large variation in sector, region, and product wallets year over year Sectors wallet (2015 - 2019) Regional wallet (2015 - 2019) Lowest Year 5 Year Average Highest Year Lowest Year 5 Year Average Highest Year $9.1B $2.8B Technology 2015 2019 China 2015 2018 -19% +14% -17% +15% 25% 35% 42% 44% 32% 17% 27% 36% 41% 43% 37% 20% 2016 2019 2016 2019 M&A ECM DCM M&A ECM DCM Source: Dealogic as of Jan. 2, 2020; ECM excludes shelf deals. DCM includes all Bonds, Loans, and other debt (i.e., Securitizations and Frequent Borrowers), excluding money market, short-term debt 15

Continuity and completeness in coverage allows us to capture opportunity across sectors, regions, and products There is large variation in sector, region, and product wallets year over year Sectors wallet (2015 - 2019) Regional wallet (2015 - 2019) Lowest Year 5 Year Average Highest Year Lowest Year 5 Year Average Highest Year $9.1B $2.8B Technology 2015 2019 China 2015 2018 -19% +14% -17% +15% $8.7B $3.7B GE, AU, Healthcare 2016 2015 2016 2018 Switz. -21% +17% -17% +9% $7.0B $2.4B Consumer/ 2019 2016 Japan 2019 2017 Retail -16% +7% -22% +12% Delivering consistent financial performance requires consistent JPMC scale and diversity allows us to capture wallet across coverage across sectors, regions, and products, through the cycle sectors, regions, and products through large fluctuations Source: Dealogic as of Jan. 2, 2020; ECM excludes shelf deals. DCM includes all Bonds, Loans, and other debt (i.e., Securitizations and Frequent Borrowers), excluding money market, short-term debt 16

Continuity and completeness in coverage across client segments Large episodic transactions frequency for clients (2015 - 2019) Wallet composition across fee size (2015 - 2019) % of clients that had a large episodic transaction every % of annual wallet 10% Large episodic 1 - 5 years transactions (>$50M fee) 90% Small and medium 10+ years transactions 5 - 10 years Average frequency that clients execute of overall industry wallet is generated from 7 Years large episodic transactions (>$50M fees) 90% small and medium transactions Our continuity and long term client relationships Our completeness allows us to capture wallet allow us to capture these large episodic transactions opportunities across client segments Source: Dealogic as of Jan. 2, 2020 17

We are targeted with our investments and have gained share selectively 2015 Sectors 2019 Outcomes Targeted investment  Targeted 10 sectors…  6 sectors with wallet  Improved rank in 5 sectors 25+ sectors $4.5B+  Maintained #1 in 4 sectors  4 sectors with rank 3 or below and wallet $2.5B+ 2015 Countries / Regions 2019 Outcomes Targeted investment  Targeted 6 countries /  Improved rank in 3 25+ countries / regions with wallet countries / regions regions $1.5B+  Became #1 in 2 countries / regions Source: Dealogic as of Jan. 2, 2020 18

We see significant opportunities for growth in a changing industry landscape  Greater insights to clients, faster Tech and analytics  Enhanced banker productivity  Improved client experience through digital capabilities  Rising interest in alternative solutions Industry Evolution of IPO Trends market  Shift in investor appetite, demonstrated by volatility of 2019 IPOs 1 2 Private capital and  $150B+ equity private placements vs. $60B+ IPOs in the U.S. (2019)  7x growth in private net asset value since 2002, twice as fast as public private companies markets3 Organic  Growth in number of Middle Market targets Growth Middle Market Opportunity  Doubled annual new client relationships in 2019 vs 2016  Commercial Bank and Global Corporate Bank international expansion International  Expansion of China business supported by approval of majority owned joint venture 1 Source: PitchBook Data, Inc. 2 Source: Dealogic ($62B) 3 Source: McKinsey Global Private Markets Review 2019 19

We are investing in relationships, people, and execution, while innovating to better serve our clients and fuel our growth Expanding and optimizing our coverage universe  Leverage AI/ML to expand capacity Relationships  Continuously review priorities  Collaborate across all lines of business Relationships Flawless Evolving existing products and processes Execution Flawless  Best-in-class solutions for private companies Execution  Redesign IPO offering Clients Hiring and retaining the best, diverse talent People  Leverage tech to grow workforce of the future  Empower bankers People Investing in cutting-edge tech, analytics and delivery  Provide data driven insights to clients Innovation Innovation  Leverage data and tools to improve operating model  Address pain points of workflow 20

Agenda Page 1 CIB Overview 1 2 Banking 12 3 Securities Services 21 4 Closing Remarks 28 5 Notes 31

Select topics for Securities Services Our growth and performance Perspectives on an evolving industry Positioning our clients and our business for the future 21

Securities Services is a key strategic business for the CIB Our clients... Our businesses… By the numbers… Custody $4.1B revenue2 in 2019 Asset Managers Fund Services #2 Custodian3 with ~$27T in AUC2 SECURITIES SERVICES Liquidity Asset Management & FX 98 markets Owners Lending & Collateral >20,000 daily NAVs4 100% of our top 200 clients overlap Management with Markets and Banking1 1 Based on analysis of CIB’s client base using internal sales systems 2 Refer to slide 31 22 3 Source: Company filings 4 Based on internal analysis using Fund Accounting systems

Driving growth through new business wins, expansion of existing relationships, and investments in new capabilities and markets Growth Areas Assets Under Custody1 ($T) Assets Under Administration NOT TO SCALE  Winning industry’s biggest mandates  Successfully completed largest transition in the history of our industry +41% 27 +55%  Retaining and growing with existing clients  Record AUC and AUA growth 19  Multi-trillion AUA growth realized in Fund Services, with additional multi-trillion of mandates being on-boarded  Investing in new growth potential areas  New and enhanced product capabilities, including Alternatives, Analytics, Collateral Management, ETF servicing, Middle Office 2015 2019 2015 2019  Expanded market capabilities, including China, Saudi Arabia Note: For footnoted information, refer to slide 31 23

Securities Services has delivered strong performance, despite headwinds Strong Performance Revenue1 ($B) Operating Margin1 NOT TO SCALE  Growing revenue in a challenged 4.1 environment +16% +7ppts  Rate compression offset by fee and 3.6 deposit growth  Record fee revenue, up +4% YoY  Investments driving scale and efficiency  Investing through the cycle  Efficiency and scale improvements  Transparent engagement with clients on their cost drivers  Disciplined expense management 2015 2019 2015 2019 Note: For footnoted information, refer to slide 31 24

A changing industry landscape Industry trends…. … are driving client needs for  Reduced costs Margin compression  Greater efficiencies  Expertise and scale to support wider range of asset Increased complexity classes, markets, and investment styles Need for accurate,  Shared data environments timely, integrated data  Data and analytics 25

Securities Services is uniquely positioned to help our clients achieve their goals Our strategy is centered around three key pillars Investing in technology Leveraging the power of the Delivering efficiencies to our clients with data at the core Corporate & Investment Bank through integrated front-to-back solutions  ‘Data backbone’ provides a cohesive  Leverage Corporate & Investment Bank  Extended enterprise workflow to increase foundation across our platform (CIB) technology investments in derivatives end-to-end automation  Enables core services to connect seamlessly and investment analytics  Strategic and scalable middle office  Single channel connectivity across  Seamless integration of derivatives to ‘cross solutions product data backbone’ products, regions and asset classes  Front office solutions leveraging  Operational expertise and scale in CIB and third party tools derivatives processing 26

Combined with the power of the franchise, Securities Services is well positioned for the future Deep front-to-back client relationships Deep  Insights into end-to-end client needs Relationships  Trusted expertise Unwavering focus on delivery Service  Seamless execution at scale Excellence  Continuous improvements in efficiency Clients Leveraging the capabilities of the CIB to Leveraging benefit our clients the CIB  World class tools and capabilities  In-house expertise and scale Continued investment through the cycle Ongoing  Scale and strength to maintain investments investment  Innovation to drive new opportunities 27

Agenda Page 1 CIB Overview 1 2 Banking 12 3 Securities Services 21 4 Closing Remarks 28 5 Notes 31

Foundational technology improvements designed to enhance productivity and quality of services Deepen and improve investment Modernize our apps & governance infrastructure  Continue to optimize our ~$12B tech spend  Migrate to fewer, more efficient data centers  Reinvest efficiencies and roll-offs into infrastructure  Increase speed of delivery through multi-cloud and workforce strategy  Drive higher portion of investment towards target state  Improve resiliency and scalability and drive greater reuse of components and services Standardize and improve our Embrace and leverage new software engineering practices technologies  Realize meaningful efficiency with common  Continue investment in upskilling talent frameworks and training  Embed intelligence into business via AI and ML  Improve speed to market through automated software  Create client value through deeper real time insights, delivery new products and services, and enhanced control  Empower engineers with tools to support continuous environment improvement 28

ROE walk: 2019 actuals to medium-term target ~16% 1.2% (0.3%) 0.6% Legal 14.4% expense 0.4% 14.0% Revenue ~$40B Overhead ratio 54%+/- Capital $80B 1 2019 Revenue related Investments Structural Medium-term 1 Includes changes in revenues and revenue related expenses Note: Excludes the impact of the Merchant Services business realignment, which will not materially impact CIB medium-term target 29

We are global, complete, and operate at scale; positioning us well to target growth opportunities Transforming for the future Optimizing our current Increased client breadth and depth model Omni-channel client connectivity Maintaining day-to-day Best-in-class products and services discipline Integrated infrastructure Relentless focus on client Close addressable Invest in new and emerging tech to experience and ease of doing ~$3.5-5.5B gaps in our wallet develop a future-proof infrastructure business Best-in-class execution and Accelerating organic growth Reshaping our approach to data to delivery of our strategic priorities unlock the true power of ML & AI Develop new business Unfaltering risk, credit, capital, Fortifying our businesses to opportunities and create an liquidity and expense discipline perform through the cycle unparalleled client experience Growth opportunity from both share gain and wallet expansion ESG principles embedded in day-to-day operations and long-term strategy 30

Agenda Page 1 CIB Overview 1 2 Banking 12 3 Securities Services 21 4 Closing Remarks 28 5 Notes 31

Notes on non-GAAP financial measures

1. The CIB provides certain non-GAAP financial measures, which exclude the impact of past business simplification and exit actions, and legal expense on revenue, expense, net income, return on equity ("ROE"), overhead ("OH") ratio, and Securities Services' revenue and assets under custody ("AUC"). Management believes this information helps investors assess the underlying performance of the business as well compare the CIB's and Securities Services' performance over the periods presented. These measures should be viewed in addition to, and not as a substitute for, the CIB's reported results. The tables below provide a reconciliation of reported results to these non-GAAP financial measures.

Reconciliation of reported to adjusted results

CIB

Year ended December 31, (in millions, except where otherwise noted)		2015	2016	2017	2018	2019
(1) Revenue	Reported	$ 33,671	$ 35,340	$ 34,657	$ 36,448	$ 38,298
	Adjustments:					
	Business Simplification	(353)	(220)	(86)	(47)	(27)
	Adjusted	$33,318	$35,120	$34,571	$36,401	$38,271
(2) Expense	Reported	$ 21,490	$ 19,116	$ 19,407	$ 20,918	$ 21,519
	Adjustments:					
	Business Simplification	(402)	(243)	(139)	(103)	(44)
	Legal Expenses	(1,505)	(32)	18	(205)	(381)
	Adjusted	$ 19,583	$ 18,842	$ 19,287	$ 20,611	$ 21,094
(3) Net Income	Reported	$ 8,090	$ 10,815	$ 10,813	$ 11,773	$ 11,922
	Adjustments:					
	Business Simplification	7	14	33	42	12
	Legal Expenses	1,100	58	(17)	184	347
	Adjusted	$ 9,197	$ 10,887	$ 10,829	$ 11,999	$ 12,281
(4) ROE	Reported	12%	16%	14%	16%	14%
	Adjusted	14%	16%	14%	16%	14%
(5) OH Ratio	Reported	64%	54%	56%	57%	56%
	Adjusted	59%	54%	56%	57%	55%

Securities Services

As of or for the year ended December 31, (in millions, except where otherwise noted)		2015	2018	2019
(6) Revenue	Reported	$ 3,777	$ 4,245	$ 4,154
	Adjustments:			
	Business exit	(191)	(48)	(12)
	Adjusted	$3,586	$4,197	$4,142
(7) AUC (period-end) (in billions)	Reported	$ 19,942	$ 23,217	$ 26,831
	Adjustments:			
	Business exit	(1,025)	(250)	(192)
	Adjusted	$18,917	$22,967	$26,639

31

JPMORGAN CHASE & CO.

Notes on slide 4 – CIB has strong track record of gaining market share and establishing leadership globally 1. Competitor analytics reflects JPMorgan Chase’s share of the global industry revenue pool and is based on JPMorgan Chase’s business structure. Includes co-ranked positions  Source: Dealogic as of Jan. 2, 2020 for GIB, ECM, DCM, and M&A rank analysis  Source: Coalition Competitor Analytics for Markets, TS, SS, and Banking (GIB + Treasury Services +Trade Finance) based on following peer-sets – Markets (BAC, BARC, BNPP, CITI, CS, DB, GS, HSBC, JPM, MS, SG and UBS) – Treasury Services (BAC, BNPP, CITI, DB, HSBC, JPM, SG, SCB and WFC) – Securities Services (BAC, BBH, BNY, CITI, CACEIS, DB, HSBC, JPM, NT, RBC, SCB, SS, and SG)  The 24 businesses include CIB, Banking (GIB + Treasury Services +Trade Finance), GIB, M&A, ECM, DCM, Treasury Services, Trade Finance, Securities Services, Markets, FICC, G10 Rates, G10 FX, EM Macro, Commodities, Credit, SPG, Public Finance, G10 Financing, Equities, Cash Equities, Equity Derivatives, Prime Brokerage, F&O 2. Analysis reflects top 5 peers within peer-set 3. Peer numbering may be different across slides 4. EMEA and APAC do not include Public Finance 32

Notes on slide 7 – We have leading positions in our markets businesses, and continue to gain share 1. Source: Coalition, preliminary 2019 market share analysis reflects JPMorgan Chase’s share of the global industry revenue pool and is based on JPMorgan Chase’s business structure. FY19 analysis is based on preliminary results and peer-set BAC, BARC, BNPP, CITI, CS, DB, GS, HSBC, JPM, MS, SG and UBS 2. Peer numbering may be different across slides 33

Notes on slide 10 – Treasury Services has experienced significant revenue growth despite rates headwinds 1. Source: Coalition, preliminary 2019 Competitor analysis reflects JPMorgan Chase’s share of the global industry revenue pool and is based on JPMorgan Chase’s business structure. FY19 analysis is based on preliminary results and peer-set BAC, BNPP, CITI, DB, HSBC, JPM, SG, SCB and WFC 2. Analysis reflects top 3 peers within peer-set 3. Peer numbering may be different across slides 34

CONSUMER & COMMUNITY BANKING February 25, 2020 FIRM OVERVIEW CORPORATE & INVESTMENT BANK CONSUMER & COMMUNITY BANKING ASSET & WEALTH MANAGEMENT COMMERCIAL BANKING

Agenda Page 1 CCB Overview 1 2 Consumer & Business Banking 10 3 Consumer Lending 17 4 Closing Remarks 29 5 Notes 30

We remain focused on a consistent set of strategic priorities to drive shareholder value now and in the future Acquire, deepen and retain customer relationships by offering compelling value propositions  Drive engagement through omni-channel, customer-centered experiences Improve productivity, agility, and customer experience through data, analytics, and technology Manage expenses and simplify our business while continuing to invest for the future  Operate a disciplined risk and control environment, protect the Firm’s systems, and safeguard customer and employee privacy  Attract, develop, and retain the best talent for today and the future, harnessing the power of diversity 1

We have delivered against our commitments

We have committed to…	…and have delivered on those promises
Acquisition and deepening	✓ #1 in U.S. card sales volume and #1 in credit card outstandings[1] ✓ #1 primary bank within Chase footprint[2] ✓ Entered 16 new markets and added over 90 branches since 2018
Engagement	✓ Largest and fastest growing mobile active customer base[3] ✓ >28mm customer visits, calls and digital logins per day[4]; >60mm payments transactions per day[5] ✓ Launched digital solutions to drive customer engagement (e.g., My Chase Loan℠, Autosave)
Data, analytics, and technology	✓ Reduced fraud loss rate in Card by ~50% since 2014, aided by machine learning capabilities ✓ ~10mm customers eligible for "already approved" offers, based on customers' full Chase relationship[6]
Expenses and simplification	✓ Reduced CCB overhead ratio by ~600bps since 2014 ✓ Reduced CCB headcount by ~14K since 2014[7]
Risk and controls	✓ Consumer Lending portfolios outperformed, with 30+ day delinquency rates well below industry benchmarks[8] ✓ Continue to uplift standards – cybersecurity, infrastructure, KYC, and data – however, this work is never done

We delivered ROE of 31%, up from 28% in 2018

Note: For footnoted information, refer to slide 30

2

JPMorgan Chase & Co.

Key drivers and performance targets

($B, except ratios and where otherwise noted)		2018	2019	YoY Δ	Comments and guidance
Consumer & Community Banking	Households (mm)	61.7	62.6	1%	
	Small businesses[1] (mm)	4.0	4.3	8%	
	Active digital customers[2] (mm)	49.3	52.4	6%	
	Active mobile customers[3] (mm)	33.3	37.3	12%	
	Average deposits	$670	$694	3%	
	Average loans	$478	$464	(3%)	Incl. ~$43B of loan sales in '18 - '19[4]
	Expense	$27.8	$28.9	4%	
	Overhead ratio	53.4%	51.7%	(170bps)	**50%+/-** in medium-term
	ROE	28.2%	31.1%	290bps	**25%+** in medium-term
Home Lending	Net charge-off / (recovery) rate[5]	(0.02%)	(0.05%)	(3bps)	**Remain consistent** in 2020
Business Banking	Net charge-off rate[6]	0.49%	0.58%	9bps	**Modestly higher** in 2020
Auto	Net charge-off rate	0.38%	0.33%	(5bps)	
Credit Card	Net charge-off rate	3.10%	3.10%	0bps	**Modestly higher** on mix[7] in 2020
	Net revenue rate[8,9]	10.56%	10.62%	6bps	**Remain consistent** in 2020

Net revenue rate[9] for Card Services (Credit Card + Merchant Services) of 11.50% in 2018 and 11.52% in 2019

Note: For footnoted information, refer to slide 31

3

JPMorgan Chase & Co.

Topline growth was volume-driven, and pricing actions offset secular trends CCB revenue ($B) $3.3 $0.3 $0.3 $55.9 $52.1 ($0.1) 2018 Volume- and Pricing actions and mix Macro rate¹ Other² 2019 revenue-driven 1 Includes interest rate and prepayment impacts 2 Includes gain/loss on sales, geography-related impacts, MSR revenue, and Card rewards liability adjustment in 2018 4

Generated positive operating leverage as $1.0B of volume- and revenue-driven expense drove $3.3B of revenue growth CCB expense ($B) $1.0 $0.8 $27.8 $28.9 ($0.3) ($0.4) Volume- and revenue- driven expense drove $3.3B revenue growth; represents 1.3ppt overhead ratio reduction 2018 Volume- and Investments Structural Other¹ 2019 revenue-driven Overhead 53.4% 51.7% ratio 1 Includes FDIC surcharge and geography-related impacts 5

We continue to generate efficiencies in the underlying cost to run the business

Reduction in cost to serve[1] per CCB household


(~14%)
(1%) YoY
2014
2019

CCB headcount[2]	~146K	~132K

CCB's overhead ratio has improved ~6ppt from 2014-2019, while the cost to serve efficiency ratio[1] has improved ~11ppt

Efficiency examples – productivity since 2014

Customer behavior shift	Share of transactions completed through self-service channels up **>10ppt**[3]
Operations transformation	Ops resources **>20%** more productive[4] Ops headcount down **9K**[5]
Salesforce efficiencies	**~25%** increase in net new money per advisor[6]

Expect continued efficiencies in the business while experiencing increased expense from volume- and revenue-driven expense

Note: For footnoted information, refer to slide 32

6

JPMORGAN CHASE & CO.

Our portfolio of investments has yielded strong returns

Branches and market expansion

- Branch builds are becoming more efficient:
  - Legacy markets: branch builds are ~7 months faster to breakeven vs. the 2014 average
  - Expansion markets: trending to have better performance than legacy markets
- All of our mature branches are currently profitable

Marketing

- 2.5x ROI on customer acquisition and deepening investments in 2019, up from 2.0x in 2018[1]
  - ~8mm new Card accounts, expected to generate ~$88B in spend and ~$18B in outstandings[2]
  - ~3mm new Consumer Banking households and ~$26B in average deposit & investment balances[2]

Increased efficiency

- Ongoing investments in technology expected to generate:
  - ~$1B in annual run-rate savings, of which approximately half is already reflected in the actual results[3]
  - ROI of >2x from expense saves (e.g., operational efficiencies in automation, robotics and workflow optimization)[1]
- Realized ~$100mm savings in 2019 through agile and have meaningful upside

Digital innovation and customer experience

- New digital experiences rapidly adopted: ~22mm Credit Journey users, >160mm Chase Offers activated
- All time high Net Promoter Score[4]

Note: For footnoted information, refer to slide 33

7

JPMORGAN CHASE & CO.

Investments in our holistic customer value proposition deliver shareholder value through the cycle Our customers evaluate us based on a balanced scorecard… … and our value proposition drives retention and resiliency  Reasons Consumer Bank prospects consider switching banks: > 95% retention for primary bank relationships % of surveyed U.S. consumers considering switching banks1 Branch locations Service decrease in attrition for mature deposit households ATM locations 20% since 20142 Product Fees Trust Hours 3 Mobile / digital > 95% Card sales volume retention for mature vintages Interest rate  Our Consumer loan portfolio has grown at increasing margins 50% lower peak loss rate from engaged Card customers4 Note: For footnoted information, refer to slide 34 8

We have strong positions across our businesses, and a franchise that is more valuable than the sum of its parts We have unmatched scale and breadth of offerings #1 credit card issuer #1 primary bank #1 business bank #2 mortgage servicer #3 bank auto lender based on U.S. sales and OS1 within Chase footprint2 based on primary relationships3 based on loans serviced4 based on loans and leases5 The size of our customer base allows us to scale quickly Multi-line of business relationships are more valuable 6mm+ existing Chase cardholders One-third less attrition in branch expansion markets when customers have both Chase bank and card accounts7 4x higher response rate to Consumer Bank marketing >4x higher deposit & investment balances from Consumer Lending customers in expansion markets6 when affluent customers obtain a mortgage with Chase8 Note: For footnoted information, refer to slide 35 9

Agenda Page 1 CCB Overview 1 2 Consumer & Business Banking 10 3 Consumer Lending 17 4 Closing Remarks 29 5 Notes 30

We have made significant progress against our priorities Our priorities are… …and we have made significant progress against them  Increased Consumer Bank deposit & investment balances by over $300B since 20141,2 Acquisition and  Grew Business Bank deposit balances by $45B since 20141 deepening  Generated over $1.5B in deposit & investment balances from market expansion  Over 75% of Checking households are primary bank  74% of Consumer Bank customers are digitally active3 Engagement  Over 30mm households visited a branch in the last year4  #1 business bank based on primary relationships5  Lowered variable cost per Consumer Bank household by 20% since 20146 Expenses and  Reduced everyday branch transactions per customer by 49% since 20147 simplification  Increased Consumer & Business Banking deposits per branch by 62% since 2014 Note: For footnoted information, refer to slide 36 10

We’re operating from a position of strength in Consumer & Business Banking We’re driving strong momentum across key business drivers ($B, except ratios and where otherwise noted) 2019 YoY ∆ 2014 - 2019 CAGR Consumer households (mm) 26.1 3% 3% Consumer Banking Average deposits $543 3% 7% Client investment assets (EOP) $358 27% 11% Business households (mm) 3.0 6% 5% Business Banking Average deposits $136 5% 8% Average loans $24 1% 5% Revenue $26 7% 8% Consumer & Business Banking Deposit margin (%) 2.49% 11bps 28bps Outpaced industry in deposit1 & investment2 growth since 2014 Up >5ppt in Consumer & Business Banking customer satisfaction3 Note: For footnoted information, refer to slide 37 11

Acquisition and deepening We have built a continuum of solutions to meet customer needs across the wealth spectrum Acquiring new relationships Deepening existing relationships % of Sapphire and Private Client Sapphire and Private Client New checking accounts: Student segment1 households with Card portfolio deposits & investments 18% 20% 66% 2018 2019 2018 2019 1 Internal JPMC definition 12

Acquisition and deepening We’ve increased our reach and are building on the strength of our acquisition engine Digital account opening has helped drive acquisition growth, This shift to digital, combined with improvements to targeting with >2mm accounts opened in 2019 and offers, has helped reduce marketing costs per household New checking and savings accounts by channel acquired Marketing costs per household1 Branch Digital 11% (>15%) 2018 2019 2018 2019 1 Households include both new and deepened relationships driven by Marketing 13

Acquisition and deepening We are well underway with our plans to extend Chase to new markets, with strong early results We are continuing to expand our presence into states …and are seeing strong early results with over $1.5B in deposits representing ~95%1 of the U.S. population… & investments Average balances by customer relationship source in expansion markets >50% Legacy Footprint Market Expansion New-to-Chase Chase cardholder  Expansion markets growing 15% faster than entire industry2  6mm+ Chase cardholders in our expansion markets  Entering with smarter footprint, enabled by data and analytics  Chase cardholders represent 40% of new-to-Consumer Bank relationships3 Note: For footnoted information, refer to slide 38 14

Engagement

Our customers are engaging with our payments and digital capabilities more often, driving continued growth in valuable primary bank relationships

We are driving increased payments and digital engagement as cash and check **decline and lower cost digital payments continue to scale…**

Transactions by method of payment[1]


6% YoY
Digital
Debit
Cash and check
+15%
+6%
(6%)
2018
2019

9.8mm active Chase QuickPay users[2] (↑ 28% YoY)

>700mm average monthly debit transactions (↑ 6% YoY)

35% of check deposits via QuickDeposit (↑ 6ppt YoY)

…and are well positioned to continue meeting customer needs and growing primary bank relationships

Primary checking households


22%
2014
2019

- ✓ >80% of primary households use their debit cards[3]
- ✓ Consumer Bank revenue is >50% higher for primary bank relationships[4]
- ✓ We retain >95% of these banking relationships

[1] Inclusive of payments made by Consumer Bank households. Payments defined as debits, excluding internal transfers
[2] Reflects Consumer Banking 90-day active users
[3] Limited to customer-initiated withdrawals in Consumer Banking. Includes ATM transactions, debit payment transactions, and card purchases
[4] Matched pairs analysis comparing Consumer Bank revenue for primary bank customers and non-primary bank customers in 2017 - 2018

15

JPMORGAN CHASE & CO.

Expenses and simplification

We continue to reduce cost to serve, while optimizing our branch network

The continued shift to self-service channels has helped reduce ~200mm **everyday branch transactions since 2014…**

Average everyday branch transactions per customer[1]


(49%)
2014
2019

…enabling us to optimize our network and increase banker capacity to grow relationships

CBB deposits per branch


62%
2014
2019

We continue to evolve our network to meet customer needs and drive engagement

Points of convenience	Banker effectiveness	Network flexibility
Deploying companion branches and standalone ATMs to serve customers more efficiently	Time spent serving customers increased 7% YoY	~75% of our branches could be exited in 5 years

16

JPMorgan Chase & Co.

[1] Consumer Bank customers. Represents 4Q14 and 4Q19

Agenda Page 1 CCB Overview 1 2 Consumer & Business Banking 10 3 Consumer Lending 17 4 Closing Remarks 29 5 Notes 30

We are executing on a clear set of priorities for our Consumer Lending franchise Acquire, deepen and retain customer relationships by offering compelling value propositions  Drive engagement through omni-channel, customer-centered experiences Improve productivity, agility, and customer experience through data, analytics, and technology Manage expenses and simplify our business while continuing to invest for the future  Operate a disciplined risk and control environment, protect the Firm’s systems, and safeguard customer and employee privacy  Attract, develop, and retain the best talent for today and the future, harnessing the power of diversity 17

Acquisition and deepening Consumer Lending is an important driver of acquisition and deepening across the franchise Consumer Lending is a powerful acquisition engine and… …helps us grow and protect our deposit franchise of new-to-Chase households1 came through our of net deposit growth contributed by households >50% Consumer Lending franchise >50% with a Consumer Lending relationship4 of multi-product households started with a less attrition when customers have both Chase 33% Consumer Lending relationship2 33% bank and card accounts5 higher response rate to Consumer Bank higher deposit & investment balances when marketing from Consumer Lending customers 3x >4x affluent customers obtain a mortgage with Chase6 – and 4x in our expansion markets3 Note: For footnoted information, refer to slide 39 18

Data, analytics and technology

Our data assets enable a simplified digital-underwriting experience and drive efficiencies

The scale of our data is unparalleled

~63mm households with a Chase product

~15mm consumer households with multi-product relationships

~42mm customers for whom we have current income data[1]

~10B annual credit card transactions across 43mm active accounts[2]

Our data and capabilities are helping us across multiple use cases

"Already approved" offers

1-click digital offers using existing customer data

- ✓ ~10mm customers eligible[3]
- ✓ Up to ~20% higher conversion rate[4]

Digital Income Verification

Income inferred digitally using existing data assets (e.g., direct deposit)

- ✓ ~15% recent mortgage applications underwritten[5]
- ✓ ~5 days faster cycle time and 8ppt lift in pull-through[6]

Credit line increases

Targeted credit line increase offers using digital income capture

- ✓ 6% higher spend[7]
- ✓ 18% higher outstandings[7]

Fraud detection and prevention

Machine learning model to approve more valid and decline more fraud transactions

- ✓ ~50% reduction in credit card fraud loss rate since 2014 – 24% YoY
- ✓ ~$260mm annualized benefit due to lower fraud loss rate vs. 2014[8]

Note: For footnoted information, refer to slide 40

19

JPMorgan Chase & Co.

Engagement

We are bringing together digital experiences to better engage our customers

- **Manage my finances** via Goals Based Savings and Account Aggregation
- **Understand my credit** via Credit Journey
- **Manage major assets** via Chase MyHome & MyCar
- **Save on purchases** via Chase Offers and Card benefits
- **Earn rewards for loyalty** via Ultimate Rewards®

Customer visits **Credit Journey** to understand ***borrowing ability…***


Chase Credit Journey
WELCOME SUSAN
725
GOOD
Your score has gone up by 10 points since June 20. Great work!
Updates
Goals
Offers
Let's set a goal
Buy a home
Buy a car

~22mm Credit Journey enrollees as of December 2019

…sets a goal to save **for down payment** for ***a bigger home…***


Chase Autosave
Home goal
$82,500.00
$75,500.00
$7,000.00
See my current home's worth

~1.4mm Autosave users since January 2019

…gets home value information on **MyHome *and…***


Chase My Home
1234 Main St.
Plano, TX 75024
$490K
$174,561
Apply for a new loan

>1mm visits on Chase MyHome since April 2019

…tracks progress through **a simplified mortgage** experience


Chase My Home
Tasks
Upcoming
Due
W-2 Forms Needed
Completed
Done

~80%[1] of customers used Chase MyHome in 4Q19

Note: Customer journey shows illustrative customer experience
[1] Reflects percentage of Consumer originations that used Chase MyHome for loan fulfillment in 4Q19

20

JPMorgan Chase & Co.

Card Our Card franchise has an industry leading position in sales and outstanding balances Our strategy is to scale, engage, and deepen We are growing faster than the industry in digital and physical payments Scale: Invest in Engage: Deliver product launches and valuable customer- YoY growth in credit card not present sales, +3ppt vs. credit card industry1 partnership renewals High centric offerings 13% quality growth YoY growth in credit card present sales, 4% +2ppt vs. credit card industry1 Deepen: Increase multi-product relationships Our products and payments capabilities continue to drive strong performance Active accounts Sales volume2 Average outstandings Net revenue3 2014 - 2019 CAGR: 6% 2014 - 2019 CAGR: 10% 2014 - 2019 CAGR: 5% 2014 - 2019 CAGR: 4% +8% +6% +10% +7% 2018 2019 2018 2019 2018 2019 2018 2019 Note: For footnoted information, refer to slide 41 21

Card

Our top of wallet success is fueled by unique assets and continued innovation

We have a set of core assets that are unique in the industry…

- ✓ Unmatched scale: #1 in credit card sales volume (23% share)[1] and #1 in outstandings (17% share)[2] and growing
- ✓ Industry-leading top of wallet share: 6ppt higher spend-based top of wallet share than the industry[3]
- ✓ Key partners: 13 co-brand cards launched or refreshed since the beginning of 2018[4]
- ✓ Best in class branded cards: 3 branded cards launched or refreshed since the beginning of 2018[4]
- ✓ Highly valued loyalty program: flexible rewards currency tied for #1 in assessed value[5]

…and we continue to innovate

Digital payments

- Streamlined payments into single interface, making it easier to pay bills and people
- Simplified adding Chase cards into digital wallets and managing cards on file with merchants
- Connected customers to various digital merchants through Chase Offers

Physical payments

- Leading industry issuance of tap-to-pay cards[6]
- Customers with tap-to-pay credit cards tapped 2x more than they used digital wallets at POS terminals[7]
- 16% lift in credit card spend for customers who tap-to-pay[8]

↑ ~50bps higher top of wallet share YoY[3]

↑ ~45bps higher sales share YoY[1]

↑ ~55bps higher outstandings share YoY[2]

Note: For footnoted information, refer to slide 42

22

JPMorgan Chase & Co.

Card

We continue to see strong revenue trends driven by lending innovation and growth

Card revenue growth is increasingly driven by lending

Credit Card net revenue[1,2]


4% CAGR
NII CAGR: 6%
2014
2019

Opportunity to generate greater share of lending wallet with customers

~$100B Off-us balances within our risk appetite held by existing Chase card customers[3]

We are innovating to meet **our customers' borrowing needs**

New products and pricing
- Branded and co-branded product launches and refreshes
- Targeted rate promotion offers and credit line increases
- Increased granularity of risk-based pricing

New lending offerings
- My Chase Loan[SM]
- My Chase Plan[4]
- Co-brand financing at point of sale

Enhanced capabilities
- Expanded and simplified income capture for line management
- On-us data usage
- Targeted business underwriting

[1] Excludes rewards liability adjustments
[2] Excludes FAS91
[3] Unsecured balances held by Chase customers (excluding small business) within our risk appetite. Includes interest bearing, non-interest bearing and promo rate financing balances
[4] To be launched 2Q20

23

JPMorgan Chase & Co.

Home Lending

We have a high-quality, customer-centric Home Lending business

We are delivering a great customer experience and generating consistent returns

Deliver a great experience to win with primary bank customers	Drive productivity while reducing origination costs	Improve quality of servicing portfolio by de-risking the book	Maintain excellent credit quality and optimize the balance sheet

We have had strong performance over the last year


Net Promoter Score (NPS)[1]
+6 pts
2018
2019
Origination volume
+32%
2018
2019
30+ servicing delinquency rate[2]
(106)bps
2018
2019
Net charge-offs / (recovery) rate[3]
2018
2019
(3)bps

[1] Based on Chase internal market research. NPS growth reflected from EOP August 2018 - EOP July 2019. Sampling methodology for NPS survey changed in August 2019 so later survey results are not comparable
[2] Based on number of loans serviced. Includes foreclosures and second liens and excludes real estate owned ("REO") inventory
[3] Excludes the impact of purchase credit-impaired ("PCI") loans and reperforming and non-performing loan sales

24

JPMorgan Chase & Co.

Home Lending

We are investing in our capabilities to win with our core households

We have launched digital features across our customers' home buying and refinancing journeys

Find my dream home
- ✓ Buying power assessment tool (4Q19 pilot) in Chase MyHome
- ✓ Chase Home Rewards (2Q19 pilot), helping customers save ~$1,100 on average[1]

Start my application
- ✓ Digital pre-filled application (3Q19) in Chase MyHome, with rapid growth in adoption
- ✓ Product and pricing selection tool (4Q19 pilot) in Chase MyHome

Track my progress
- ✓ Digital fulfillment capability (Chase MyHome) (3Q18) with ~80%[2] adoption as of 4Q19
- ✓ Appraisal waivers with >25% of refinance customers receiving a waiver in 4Q19
- ✓ Digital Income Verification (2Q19) with ~15% of recent applications underwritten

Manage my asset
- ✓ Next Gen servicing and advice platform (2Q19) with over 1mm visits since launch
- ✓ Rate reduction offering (4Q19 pilot), completed digitally in minutes

We are acquiring and retaining more core[3] households

- ↑ **>10ppt** higher pull-through rate for Chase MyHome vs. paper[4]
- ↓ **5 day** faster refinance cycle time for Chase MyHome vs. paper[5]
- ↑ **15%** growth in purchase loans from primary bank households YoY[6]
- ↑ **~15ppt** growth in retention for primary bank loans held on balance sheet YoY[7]

Note: For footnoted information, refer to slide 43

25

JPMorgan Chase & Co.

Home Lending

We are taking a targeted approach to improve productivity and reduce costs

We are focused on reducing our origination costs and have seen promising results over the past year

Consumer originations[1]


Centralized Sales
Field Sales
+33%
2018
2019

Consumer sales headcount (EOP)[1]


Centralized Sales
Field Sales
(16%)
2018
2019

- ✓ **Focusing Home Lending Field Sales coverage in areas of high opportunity[2]** for mortgages and deposit & investment acquisition
- ✓ **Further expanding Centralized Sales**
- ✓ **Reduced cost per loan by ~18%[3] YoY** including ~40%[4] improvement in Home Lending salesforce productivity

We have a proven track record in reducing our servicing expenses

~60% Reduction in servicing EOP headcount since 2014

~55% Reduction in total servicing expenses since 2014[5]

- ✓ **Reduced exposure to higher-cost non-performing loans**
- ✓ **Operational efficiencies** through automation and process improvement

Note: For footnoted information, refer to slide 44

26

JPMorgan Chase & Co.

Risk and controls We continue to make our business more resilient through prudent risk and balance sheet management We carefully manage credit risk and optimize firmwide capital and liquidity in balance Our credit risk profile is lower than the industry sheet decisions Chase vs. Industry Share of Card Ratio of Chase to Industry 30+ Day Delinquency Rates Total Home Lending Loan Balances Outstandings with FICO < 6604 (EOP, $B) Loan sales6 150% (4ppt) Non-core runoff7 Remaining portfolio $43 Industry Average $19 100% 84% Industry Chase $178 $200 71% Card1 Chase vs. industry % of Auto Originations Home with LTV > 120% and Term > 72 months5 1,2 69% 67% Lending 4Q17 4Q19 50% (9ppt) Auto3  Optimizing firmwide capital and 37% 34% liquidity through ~$43B6 in loan sales  Adding high-quality loans with 0% significantly better margins 2014 2015 2016 2017 2018 2019 Industry Chase Note: For footnoted information, refer to slide 45 27

Our strategy has produced a strong and successful Consumer Lending business Key business drivers ($B, except ratios and where otherwise noted) 2019 YoY ∆ 2014 - 2019 CAGR Active accounts (mm) 43 6% 6% Sales volume1 $763 10% 10% Credit Card Average outstandings $156 7% 5% Net charge-off / (recovery) rate 3.10% 0bps 35bps3 Net revenue rate2 10.6% 6bps (47bps)3 Origination volume $105 32% 6% Total loans serviced (end of period) $761 (4%) (4%) Home Lending 30+ day servicing delinquency rate (end of period)4 2.5% (106bps) (373bps)3 Loans (end of period) $200 (17%) 2% Net charge-off / (recovery) rate5 (0.05%) (3bps) (55bps)3 Loan and lease originations $34 7% 4% Auto Loan and leased assets (end of period) $84 0% 7% Net charge-off / (recovery) rate 0.33% (5bps) (1bps)3 Note: For footnoted information, refer to slide 46 28

Agenda Page 1 CCB Overview 1 2 Consumer & Business Banking 10 3 Consumer Lending 17 4 Closing Remarks 29 5 Notes 30

We have a leading franchise across our businesses and opportunity for further growth Strong performance and customer satisfaction across businesses  Long-term investment strategy focused on data, digital, and marketing Omni-channel strategy with leading digital capabilities and expanded presence in important new markets Success at deepening relationships with opportunity to accelerate  Risk and expense discipline across businesses 29

Agenda Page 1 CCB Overview 1 2 Consumer & Business Banking 10 3 Consumer Lending 17 4 Closing Remarks 29 5 Notes 30

Notes on slide 2 – We have delivered against our commitments 1. Based on 2019 sales volume and loans outstanding disclosures by peers (C, BAC, COF, AXP, DFS) and JPMorgan Chase estimates. Sales volume excludes private label and Commercial Card. AXP reflects the U.S. Consumer segment and JPMorgan Chase estimates for AXP’s U.S. small business sales. Loans outstanding exclude private label, AXP Charge Card, and Citi Retail Cards 2. Kantar 2019 Retail Banking Monitor (~3K surveys per quarter or ~12K per rolling 4 quarters). Data is based on Chase footprint, excluding recent expansion markets. Calculations derived from the following questions: “Which banks do you have a relationship with?” and “Which is your primary bank?” 3. Based on 4Q19 peer disclosure for JPM's Consumer & Community Banking, BAC's Consumer Banking, WFC's Community Banking and Citi’s North America Global Consumer Banking segments. #1 growth in terms of incremental number of mobile users from 2018 - 2019 4. Based on the sum of the following 4Q19 daily averages: digital direct logins for 90-day active customers, unique branch visits, unique ATM visits, and call center volumes 5. Inclusive of payments made by Card and Consumer Bank households. Payments defined as debits, excluding internal transfers 6. Customers are eligible for already approved offers based on a combination of debt and income data based on the full Chase relationship, whereas “pre-approved” offers require customers to fill out additional info prior to being approved 7. Includes employees and contractors. 2014 excludes Commercial Card headcount. During 3Q18, ~1,200 employees transferred from CCB to CIB as part of the reorganization of the Commercial Card business 8. Consumer Lending portfolio consists of Card, Home Lending and Auto. Card and Home Lending industry benchmarks based on Federal Reserve Economic Data – 1Q14 - 3Q19. Chase Home Lending delinquencies include impact of PCI loans – 1Q14 - 3Q19. Auto industry delinquency rates sourced from Experian – 1Q14 - 3Q19. Both Chase and industry rates include partial write-downs 30

Notes on slide 3 – Key drivers and performance targets 1. Includes Business Banking (deposit and loan/line of credit) and Ink (card; excludes partner and commercial) households. As a result of a change in household methodology in 2019, ~200K partner cards are no longer included 2. Users of all web and/or mobile platforms who have logged in within the past 90 days 3. Users of all mobile platforms who have logged in within the past 90 days 4. Loan sales for FY18 and FY19. Reflects unpaid balances (UPB) at the time of sale 5. Excludes the impact of purchased credit-impaired (“PCI”) loans and reperforming and non-performing loan sales 6. Excludes the impact of retail overdraft losses. CBB’s reported NCO rate, including retail overdraft losses, was 1.11% in 2019 7. In Card, expect modestly higher loss rates on mix as newer vintages season and become a larger part of the portfolio 8. Net revenue rate reflects the Credit Card business only. Effective in the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The revenue and expenses of the Merchant Services business will be reported across CCB, CIB and CB based primarily on client relationship 9. Excludes Card rewards liability adjustment in 2018 31

Notes on slide 6 – We continue to generate efficiencies in the underlying cost to run the business 1. Cost to serve defined as total CCB expense less investments, auto lease depreciation, legal losses, FDIC surcharge, and geography-related impacts. Cost to serve efficiency ratio reflects cost to serve expense divided by revenue net of auto lease depreciation. For purposes of cost to serve efficiency, auto lease income is considered on an economic basis 2. Includes employees and contractors. 2014 excludes Commercial Card headcount. During 3Q18, ~1,200 employees transferred from CCB to CIB as part of the reorganization of the Commercial Card business 3. Reflects transactions within Consumer Banking. Represents change between 2014 - 2019 4. Productivity defined as number of units (Card active accounts, Consumer & Business Banking accounts, and Home Lending and Auto loans serviced) per operations FTE. Represents change between 2014 - 2019 5. Reduction in operations headcount between 2014 - 2019 6. Defined as net new money (excluding You Invest flows) divided by average advisor headcount. Represents change between 2014 - 2019 32

Notes on slide 7 – Our portfolio of investments has yielded strong returns 1. ROI defined as 5 year NPV of investment divided by after tax investment. Marketing ROI includes terminal value. ROI of 0 represents a breakeven opportunity 2. Reflects steady-state year 3 performance for Card and year 1 performance for Consumer Banking 3. Reflects projected 2022 results for technology programs with active development in 2019 4. Based on Chase internal market research 33

Notes on slide 8 – Investments in our holistic customer value proposition deliver shareholder value through the cycle 1. Novantas 2019 US Shopper Survey. Calculation derived from responses from 5,580 prospective switchers to the following questions: “If you had to find a new financial institution for your primary checking account, which of the following would you be most likely to consider?” and “Which of the following reasons best describes why you would consider opening a checking account with each of the following banks you just selected?” Respondents selected from the following reasons: "convenient branch locations" (branch locations), "convenient ATM locations" (ATM locations), "products and services that meet my needs" (product), "friendly and helpful" (service), "convenient branch hours" (hours), "leading online / mobile banking" (mobile / digital), "good interest rates" (interest rate), "simple or low fees" (fees), "looks out for its customers" (trust). Results shown represent the weighted average for all bank types 2. Percentage change in attrition rate between 2014 - 2019 for Consumer Bank deposit households with deposit tenure greater than 2 years 3. Retention based on mature attrition. Mature book reflects vintages acquired 2 years prior and earlier 4. An engaged Card customer is defined as an account with payment rate >15% in the last 6 months 34

Notes on slide 9 – We have strong positions across our businesses, and a franchise that is more valuable than the sum of its parts 1. Based on 2019 sales volume and loans outstanding disclosures by peers (C, BAC, COF, AXP, DFS) and JPMorgan Chase estimates. Sales volume excludes private label and Commercial Card. AXP reflects the U.S. Consumer segment and JPMorgan Chase estimates for AXP’s U.S. small business sales. Loans outstanding exclude private label, AXP Charge Card, and Citi Retail Cards 2. Kantar 2019 Retail Banking Monitor (~3K surveys per quarter or ~12K per rolling 4 quarters). Data is based on Chase footprint, excluding recent expansion markets. Calculations derived from the following questions: “Which banks do you have a relationship with?” and “Which is your primary bank?” 3. Barlow Research Associates, Primary Bank Market Share Database as of 4Q19. Rolling 8-quarter average of small businesses with revenues of $100K - <$25mm 4. Inside Mortgage Finance as of 4Q19 5. Experian AutoCount data for 4Q19. Reflects financing market share for new and used loan and lease units at franchised and independent dealers 6. Compares response to Consumer Bank marketing offers from existing Chase lending customers to response from pure prospects in expansion markets. Based on a campaign that ran from September 2019 through December 2019. Comparable response rate in all markets is 3x, as seen on slide 18 7. Matched pairs analysis comparing average product attrition rates of customers with one product (Card-only or Consumer Bank-only) or two (both Card and Consumer Bank) in 2017 - 2018 8. Matched pairs analysis of deposit & investment (D&I) balance performance in 2018 for affluent customers who got a Chase vs. a competitor mortgage. Only includes customers who have at least $250K in their D&I wallet 35

Notes on slide 10 – We have made significant progress against our priorities 1. Represents average deposit balances 2. Represents end of period investment balances 3. Consumer Bank users of all web and/or mobile platforms who have logged in within the past 90 days 4. Includes households across the firm’s businesses who visited a branch at least once during 2019 5. Barlow Research Associates, Primary Bank Market Share Database as of 4Q19. Rolling 8-quarter average of small businesses with revenues of ~$100k - <$25mm 6. Decrease in annual variable cost per Consumer Bank households from 2014 - 2019. Includes variable everyday branch transaction cost (includes cost of FTE), cost of other transactions, variable account servicing costs, and variable risk and compliance costs 7. Consumer Bank customers. Represents 4Q14 and 4Q19 36

Notes on slide 11 – We’re operating from a position of strength in Consumer & Business Banking 1. FDIC 2019 Summary of Deposits survey per S&P Global Market Intelligence. Includes a $500mm 10-year exclusion for growth (excluded branches are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC 2. 2019 McKinsey Wealth Management Survey. Includes private banks, brokers, and direct / discount brokers. Inclusive of market performance and net flows 3. Overall satisfaction (“OSAT”) is measured on a scale of 1 to 10. Score calculated as share of “9” and “10” responses as a % of total responses. Consumer Banking metric based on customer surveys conducted after a visit to a Chase branch each year. Customers rate satisfaction with their branch interaction. Business Banking OSAT metric based on customer surveys where respondents answered how satisfied they were with Chase overall 37

Notes on slide 14 – We are well underway with our plans to extend Chase to new markets, with strong early results 1. 2019 U.S. population sourced from U.S. Census Bureau. Sum of population of states in which Chase currently has or will have a branch presence post-market expansion 2. FDIC 2019 Summary of Deposits survey per S&P Global Market Intelligence. Includes a $500mm 2-year exclusion for growth (excluded branches are assumed to include a significant level of commercial deposits or are headquarter branches for direct banks). Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC 3. Based on new-to-deposit accounts 38

Notes on slide 18 – Consumer Lending is an important driver of acquisition and deepening across the franchise 1. Customers that had no previous relationship with Chase in prior month. Reflects FY 2019 2. As of December 2019 3. Compares response to Consumer Bank marketing offers from existing Chase Consumer Lending customers to response from pure prospects. Based on a campaign that ran from September 2019 through December 2019 4. Represents YoY net deposit growth from December 2018 - December 2019 5. Matched pairs analysis comparing product attrition of customers with one product (Card-only or Consumer Bank-only) vs. customers who obtained a second product (have both Card and Consumer Bank). Difference in attrition measured in December 2018, at the end of the post-treatment window (May 2017 - December 2018) 6. Matched pairs analysis of deposit & investment (D&I) balance performance in 2018 for affluent customers who got a Chase vs. a competitor mortgage. Only includes customers who have at least $250K in their D&I wallet 39

Notes on slide 19 – Our data assets enable a simplified digital-underwriting experience and drive efficiencies 1. Reflects customers for whom we have income data from October 2018 - September 2019 2. Transaction total reflects full year 2019 3. Customers are eligible for already approved offers based on a combination of debt and income data based on the full Chase relationship, whereas “pre-approved” offers require customers to fill out additional info prior to being approved 4. Conversion rate lift to card offers measured from February 2019 through February 8th 2020 5. Reflects January 2020 6. Metric compares performance for refinance loans originated through the Consumer channel that received Digital Income Verification (“DIV”) to similar loans that did not receive DIV. Pull-through defined as percentage of mortgage applications that fund (up to 120 days after application date) and is calculated through 3Q19 7. Matched pairs analysis comparing lift in spend and balances of customers who got a credit line increase (treatment) in 2018 vs. customers who did not get a credit line increase 8. Calculated by applying the 2014 and 2019 fraud loss rate difference to 2019 net sales volumes 40

Notes on slide 21 – Our Card franchise has an industry leading position in sales and outstanding balances 1. Reflects 3Q19 vs. 3Q18. Chase figures and industry benchmark based on Argus data. Data excludes: small business, private label, secured and charge cards as well as select co-brand portfolios. Industry benchmark reflects top 6 peers 2. Excludes Commercial Card 3. Excludes rewards liability adjustments 41

Notes on slide 22 – Our top of wallet success is fueled by unique assets and continued innovation 1. Represents 2019 share of general purpose credit card (“GPCC”) spend, which excludes private label and Commercial Card. Based on company filings and JPMorgan Chase estimates 2. Represents 2019 share of loans outstandings, which excludes private label, AXP Charge Card, and Citi Retail Cards. Based on company filings and JPMorgan Chase estimates 3. Represents 3Q19 share for spend-based top of wallet. Chase figures and Industry benchmark based on Argus data. Data excludes: small business, private label, secured and charge cards as well as the Chase Disney co-brand portfolio. Industry benchmark reflects top 6 peers 4. As of January 2020 5. Based on The Points Guy monthly valuation as of January 2020. Tied for #1 among large bank issuers with AXP. Additional issuers included are Citi, U.S. Bank, Wells Fargo, Capital One, Bank of America, Barclays, Discover 6. Based on Visa data, Chase Credit Contactless Issuance compared to top 5 Visa credit issuers 7. Based on customers with tap-to-pay credit cards, analysis based on transactions from October 2019 - December 2019 8. Matched pairs analysis based on customers who received a tap-to-pay credit card in 1H19. Increase in spend observed from July 2019 - December 2019 for customers who tapped at least once in 3 separate months during that period vs. customers who did not tap at all in that period 42

Notes on slide 25 – We are investing in our capabilities to win with our core households 1. Chase Home Rewards is a real estate rewards program that matches customers with a real estate agent through the VAST network. Cost savings provided to customers by VAST 2. Metric reflects percentage of Consumer originations that used Chase MyHome for loan fulfillment 3. Core Home Lending households include households with an existing Chase mortgage, Chase primary bank households with a competitor mortgage and Chase primary bank households that are potential first-time home buyers 4. Pull-through improvement calculated for 1Q19 - 3Q19 as pull-through is typically calculated over 120 days 5. Metric compares performance for refinance loans originated through the Consumer channel that used Chase MyHome for fulfilment vs. paper in 4Q19 6. YTD November 2018 vs. YTD November 2019 originations 7. Reflects change from 2Q18 - 2Q19. Retention rates includes recapture of jumbo loans from purchase, refinance, modification, and HELOC 43

Notes on slide 26 – We are taking a targeted approach to improve productivity and reduce costs 1. Field sales formerly referred to as “Retail.” Centralized sales formerly referred to as “Consumer Direct” 2. Field sales coverage includes low to moderate income areas 3. Cost per loan includes all Consumer origination costs 4. Home Lending salesforce productivity covers Field and Centralized and is calculated as the change in dollars funded between 2018 - 2019 divided by the change in Consumer sales average headcount between 2018 - 2019 5. Majority driven by non-performing volume reduction and operational efficiencies 44

Notes on slide 27 – We continue to make our business more resilient through prudent risk and balance sheet management 1. Industry benchmark based on Federal Reserve Economic Data – 1Q14 - 3Q19 2. Chase Home Lending delinquencies include impact of PCI loans – 1Q14 - 3Q19 3. Industry delinquency rates sourced from Experian – 1Q14 - 3Q19. Both Chase and industry rates include partial write-downs 4. “U.S. Cards: Credit Check,” Autonomous sell-side research report, 11/13/2019. Based on 10Q disclosures. Industry includes Chase 5. Industry data from J.D. Power PIN. Data as of 4Q19 6. Loan sales for FY18 and FY19. Reflects unpaid balances (UPB) at the time of sale 7. Non-core loans include runoff portfolios, which are predominantly discontinued products and PCI loans 45

Notes on slide 28 – Our strategy has produced a strong and successful Consumer Lending business 1. Excludes Commercial Card 2. Excludes rewards liability adjustments. Net revenue rate for Card Services (Credit Card + Merchant Services) of 11.5% in 2019 3. Reflects absolute change from 2014 - 2019 4. Based on number of loans serviced. Includes foreclosures and second liens and excludes real estate owned (“REO”) inventory 5. Excludes the impact of PCI loans and reperforming and non-performing loan sales 46

ASSET & WEALTH MANAGEMENT February 25, 2020 FIRM OVERVIEW CORPORATE & INVESTMENT BANK CONSUMER & COMMUNITY BANKING ASSET & WEALTH MANAGEMENT COMMERCIAL BANKING

One of the world's leading Asset & Wealth Managers

Long-term, fiduciary mindset

- Strong long-term investment performance: 88% 10-year JPMAM LT MF AUM above peer median[1]
- Client-centric franchises for nearly 200 years

Global scale

- Global presence: 1,000+ AM investment professionals and 6,500+ JPMC WM client advisors in 25+ countries
- Broad and diversified platform: $3.2T AUS, $2.4T AUM spanning every asset class, channel, region

Digital focus

- You Invest Trade: ~90% of clients are first time investors with Chase
- Morgan suite: Portfolio management, analytics, and reporting tools for Financial Advisors and Institutions

Best-in-class talent and advice

- Invest in our talent: 95%+ top talent retention[2]. 35% of PB Front Office[3] is female. 39% of AM AUM managed by female PMs
- 420K+ Guide to the Markets distributed and 180K+ Goals-Based Analyses completed

Innovation culture

- Power innovation through $1B+ annual investment in technology
- Continually refine our solutions. Launched 426 funds and merged / closed 272 funds over last two years[4]

1

JPMORGAN CHASE & CO.

Note: For footnoted information, refer to slide 17

A decade of growth A decade of growth – AWM Record Client assets (EOP, $T) Revenue ($B)1 Pretax income ($B) 10-yr 10-yr 10-yr 2009 2019 CAGR 2009 2019 CAGR 2009 2019 CAGR 3.2 14.3 3.7 7% 5% 5% AUS + AUM 2.4 7% 1.7 AUM 1.2 8.6 2.3 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Pretax margin ROE Loans (EOP) Deposits (EOP) LT AUM flows 2019 2019 26% 26% $161B $148B $100B 2 Note: For footnoted information, refer to slide 17

A decade of growth

A decade of growth: AM and WM business metrics

Record (circled values indicate record)

End of period, $B, unless noted

Asset Management

		2009	2019	2009-19 Growth
Robust Financials	Revenue[1]	$4.7	$7.3	1.5x
	Pretax income[2]	$1.4	$1.9	1.4x
Strong Performance	4/5 star funds (#)[3]	127	196	1.5x
	Gross LT sales per Retail client professional[4]	$0.3	$0.4	1.6x
	Gross LT sales per **Inst'l**. client professional[4]	$0.4	$1.5	3.4x
Growing Client Franchise	Equity AUM	$243	$438	1.8x
	Fixed Income AUM	$214	$575	2.7x
	Multi-Asset AUM	$42	$267	6.4x
	Target Date AUS	$5	$125	25.0x
	Retail LT AUM	$212	$594	2.8x
	Institutional LT AUM	$279	$675	2.4x
	U.S. LT AUM[5]	$266	$808	3.0x
	International LT AUM[5]	$224	$461	2.1x
	Global Active LT Fund market share (%)[6]	1.7%	2.5%	1.5x
	U.S.	1.5%	2.8%	1.9x
	EMEA & Cross-border	1.8%	2.3%	1.3x
Always Investing	Tech spend	$0.2	$0.4	1.7x
	Global Corporate Center employees (#)	288	1,120	3.9x

Wealth Management

		2009	2019	2009-19 Growth
Robust Financials	Revenue	$3.8	$7.1	1.8x
	Pretax Income[2]	$1.1	$1.9	1.7x
Strong Performance	Clients with TCP of $100mm+		Record	2.8x
	WM Advisor Revenue Productivity ($mm)[7]	$1.7	$2.5	1.4x
	JPMC WM Client Advisors (#)	2,242	6,592	2.9x
Growing Client Franchise	Mandate AUM	$183	$508	2.8x
	Loans[8]	$46	$161	3.5x
	Brokerage AUS	$181	$453	2.5x
	Deposits	$81	$148	1.8x
	U.S. LT AUM	$130	$456	3.5x
	International LT AUM	$36	$97	2.7x
	Fixed Income AUM	$64	$115	1.8x
	Alternatives[9]	$35	$90	2.6x
	Liquidity AUM	$103	$119	1.2x
	TCP	$688	$1,676	2.4x
	Managed Accounts (#)	96K	730K	7.6x
Always Investing	Tech spend	$0.3	$0.8	2.7x
	Global Corporate Center employees (#)	739	2,094	2.8x

Numbers may not tie due to rounding.
Note: For footnoted information, refer to slide 18

3

JPMORGAN CHASE & CO.

A decade of growth

Mutual benefits from being part of JPMorgan Chase

Annual figures unless otherwise indicated

	JPMC	Asset and Wealth Management
Client Reach	■ 63mm U.S. households ■ ~5K branches and expanding to reach ~95% U.S. population[1]	■ ~45% U.S. PB clients use branch ■ ~4,000 International UHNW relationships
Digital & Data	■ 52mm active Chase digital customers ■ 13 average Chase log-ins per month per client[3]	■ 94% of You Invest clients are digitally active[2] ■ 7,300 hours spent by employees in data science training
Brand / Marketing	■ #8 Fortune most admired company ■ Very significant investments in brand and marketing	■ >60% JPMC TV interviews from AWM markets experts ■ 9mm unique visitors to AWM websites
Technology	■ ~$12B tech spend ■ Prioritized cybersecurity spend	■ $1B+ tech spend ■ Thousands of clients joining Cybersecurity Awareness sessions
Real Estate	■ 74mm square feet of property ■ ~6,400 locations globally	■ Shared client centers in major cities around world ■ Landmark locations
Talent	■ 250K+ employees ■ Hired 2% of applicants for 68K jobs	■ 2,200 employees to/from AWM/Firm ■ >50% experienced, lateral hires were diverse for last 4 years[4]
Community Engagement	■ $350mm+ of giving per year ■ 72K employees volunteered	■ Serve ~7,000 endowments and foundations ■ Tens of thousands of hours volunteered across 1,700 events

4

JPMORGAN CHASE & CO.

Note: For footnoted information, refer to slide 19

Next decade AWM growth drivers for the next decade 1 2 3 4 5 Focusing Expanding Scaling Building Considering U.S. Wealth Management Global Private Bank Asset Management Alternatives M&A  Expand branch footprint to  Grow globally, leveraging  Unmatched client reach and  50 years of innovation and  Use M&A as potential strategy capture wealth opportunities in strong position in the U.S. and client focus growth across sectors to supplement organic growth selected markets increasing marketing efforts  Sizeable platform primed for  Continue to scale and  Always prioritize client needs  Increase advisors and boost  Enhance digital tools to further further growth through innovate in our large, and focus on increasing productivity to accelerate elevate client and advisor strong, long-term investment established Real Estate, shareholder value growth experience performance Infrastructure, and Private Equity platforms  Apply key learnings from  Leverage technology to build   Utilize Solutions prior transactions new, efficient channels to Continue to serve clients across to meet client to ensure better serve clients the balance sheet, providing needs across asset classes  Building our next growth success increasing value beyond engine in Private Credit products / solutions 5

Next decade

1 U.S. Wealth Management: Growing from a position of strength

Significant growth opportunity for JPMC

~$50T	~$68T	~65%	200+
Market size opportunity[1] across a highly-fragmented market	Intergenerational wealth transfer expected to occur over the next ~25 years[2]	% of clients which would consider leaving a firm if digital channels are not integrated[3]	Reported U.S. wealth management M&A deals in 2019[4] – 51% increase YoY

JPMC U.S. Wealth Management Approach

Expanding our national footprint and coverage…

~3,700 Advisors across our ~5,000 branches[5]



U.S. Wealth Management presence
Footprint expansion (2020 – 2021)

…while increasing our client advisors…



+18%
2014
2019

…with leverage from You Invest

Expanding digital solutions	■ You Invest Trade - launched in 2018 ■ You Invest Portfolios - launched in 2019
Leveraging our footprint	■ 30% of our You Invest accounts originated in branch, representing 55% of balances
Capturing growth	■ 60%+ increase in average balances

6

JPMorgan Chase & Co.

Note: For footnoted information, refer to slide 19

Next decade

2 Global Private Bank: Consistently growing the business, while investing for the future

JPM PB strategically growing…

Advisor hiring


~1,300
Advisors hired
2015
2016
2017
2018
2019

Converted client referrals


Hundreds
of conversions
2015
2016
2017
2018
2019

Net new clients


11,000+
Net New Clients
2015
2016
2017
2018
2019

Client asset flows


~$200B
Flows
2015
2016
2017
2018
2019

Opportunity


JPM PB market share¹
~9%
<2%
U.S. PB
International PB
Projected market CAGR² (2018-23)
~8%
~8%

…while continuing to invest for the future

Holistic planning

- Delivering a holistic value proposition centered on 4 key pillars: Plan, Invest, Borrow, and Bank
- Focusing on a client-centered approach: Listening, Advising, and Revisiting

Products & solutions

- Designing innovative products and solutions specific for our markets
- Tailoring digital solutions for our clients' needs

Cross-LOB synergies

- Working together to deliver the firm to our clients
- Strengthening collaboration across lines of business to increase efficiency

Awareness & reach

- Broadening the awareness and reach of the Global Private Bank
- Using advanced analytics to support marketing efforts

7

JPMorgan Chase & Co.

Note: For footnoted information, refer to slide 19

Next decade 2 Global Private Bank: Continue to serve clients across their balance sheet Record Investments Deposits Loans PB LT AUM plus Brokerage year-end balances ($B)1 PB year-end spot balance ($B)1 PB year-end spot balance ($B)1 Equity Multi-Asset & Alts Mortgages2 Fixed Income Brokerage Loans (ex-mortgages) 2019 Highlights 2019 Highlights 2019 Highlights 1,000 + $70B $20B $26B 2 Yrs. $16B 96% 95% 0.02% Global Private Net inflows of deposits of loan book of credit balances are Investment Global Hedge of consecutive Net Charge- Investment from new and converted into has secured part of multi-product Specialists Fund Assets record inflows Offs3 Commitments existing clients investments collateral relationships +40% 874 +48% 731 727 152 156 143 147 141 141 135 624 622 628 133 120 109 99 104 2014 2015 2016 2017 2018 2019 2014 2015 2016 2017 2018 2019 2014 2015 2016 2017 2018 2019 8 Note: For footnoted information, refer to slide 19

Next decade 3 Asset Management: Strong investment performance provides opportunity to scale Performance Growth Opportunity 88% of 10-year JPMAM LT MF AUM above peer median1 Asset Management LT AUM ($T) Current share3 >74% 50-74% 25-49% 0-24% JPMAM CAGR Equity Active Industry 2 9% U.S.: 94% CAGR 7% International: 78% 91% EMAP: 92% Equity ~2% 6% Fixed Income U.S./Global Broad: 77% 6% HY: 96% Unconstrained: 100% Fixed ~2% 81% EMD: 99% 10% Income Munis: 5% 6% Multi-Asset Solutions & Alts Retirement: 97% 12% Multi-Asset ~2% Core Solutions: 88% 9% Solutions & Alts 90% Liquid Alts: 88% 2009 2019 9 Note: For footnoted information, refer to slide 20

Next decade

3 Asset Management: Complete cross-asset class income franchise

Equity Income Fund

#1 in 2019 Flows
Morningstar category rank[1]


JPM[2]
Largest active fund in category[3]
Category Average[4]
Percentile ranking
9.7
9.7
7.9
13th
13th

5Y Net Ann. Return and ◆30-Day SEC Yield (%)[5]

Fund AUM


+$43B
$32B
$75B
JPM
Largest active fund[3]

★★★★★
Morningstar rating[6]

Fixed Income: Income Fund

#2 in 2019 Flows
Morningstar category rank[7]


JPM[2]
Largest active fund in category[8]
Category Average[9]
Percentile ranking
5.2
5.7
3.8
11th
6th

5Y Net Ann. Return and ◆30-Day SEC Yield (%)[5]

Fund AUM


+$129B
$5B
$134B
JPM
Largest active fund[8]

★★★★
Morningstar rating[6]

ETF: JPST

#3 in 2019 Flows
Morningstar category rank[10]


JPM[11]
Largest active fund in category[12]
Category Average[13]
Percentile ranking
2.5
2.3
2.1
15th
30th

2.5Y Net Ann. Return and ◆30-Day SEC Yield (%)[5]

Fund AUM


+$11B
$10B
$21B
JPM
Largest active fund[12]

#2 Largest Active ETF[14]

MAS: Income Builder Fund

#3 in 2019 Flows
Morningstar category rank[15]


JPM[2]
Largest active fund in category[16]
Category Average[17]
Percentile ranking
5.7
5.1
4.8
17th
35th

5Y Net Ann. Return and ◆30-Day SEC Yield (%)[5]

Fund AUM


+$62B
$14B
$76B
JPM
Largest active fund[16]

★★★★
Morningstar rating[6]

Alts: Infrastructure Strategy

$5 Billion
2019 Fundraising


JPM[18]
S&P Global Infrastructure Index TR[19]
7.7
6.6

5Y Net Ann. Return and ◆1Y Cash Yield (%)[20]

Platform Assets


+$97B
$19B
$116B
JPM
Largest manager[21]

★★★★★
GRESB ESG rating

Note: For footnoted information, refer to slides 21 and 22

10

JPMORGAN CHASE & CO.

Next decade

4 Alternatives: Harnessing 50 years of innovation to drive growth

Diversified, growing platform

AWM Client Assets, $B[1]


221
248
2014
2019
WM 3rd Party AUS
Other
Liquid Alternatives
Hedge Funds
Private Equity & Credit
Real Estate & Infrastructure

Strong investment performance

5Y net annualized returns (unless otherwise noted)


15%
10%
5%
0%
Benchmark / Index
JPMAM
2.9%
1.1%
4.4%
3.0%
9.9%
9.0%
14.7%
10.8%
Strategic Income Opportunities Fund[2]
Private Credit - Mortgage[3]
U.S. Value-Add Real Estate[4]
Private Equity (2008-3Q19)[5]

Initiatives to drive future growth

Real Estate
- Largest U.S. Core Real Estate open-end commingled fund[6]
- Continue to scale flagships – launch new capabilities (e.g., Opportunistic, Europe Core)

Infrastructure & Transport
- Continue fundraising momentum in flagship Infrastructure strategy ($5B raised in 2019)
- Scale our innovative Transport strategies

Private Equity
- New Growth and Fund of Funds vintages in AM
- Key strategic growth area in AWM

Private Credit
- Continue building out Private Credit capabilities across Special Situations / Distressed and Lending
- Highbridge repositioned to focus on Fixed Income and Private Credit investments

Expand Distribution
- Retail / Individuals: Leverage iCapital partnership and continue launching solutions and intellectual capital (e.g., Guide to Alts)
- Insurance: Continue to highlight unique opportunities for Insurers, particularly in our Private Credit franchise

11

JPMORGAN CHASE & CO.

Note: For footnoted information, refer to slide 23

Next decade 5 M&A: A potential strategy to supplement our organic growth Industry dynamics favorable for M&A Our approach to M&A  Structural industry change  Organic growth preferred method to grow our franchises (e.g., fees, passive, costs) Key success factors  M&A will always prioritize our clients’ needs and focus on  Mid-tier managers being “squeezed” increasing shareholder value:  Leverage learnings from prior transactions   Benefits of scale Take an opportunistic approach  Cultural and organizational alignment  Enhance capabilities in key product sets  Muted organic growth  Swift integration into JPMC  Expand distribution in high growth regions / channels  Public company valuations  Maximize synergies at relative lows  Strengthen digital offerings  Strong governance, controls, and risk  Economic / cyclical uncertainty  Also interested in high-performing, culturally-aligned teams management of investors and advisors 12

Position of strength

Successfully navigating industry headwinds

Industry headwinds

- Fee pressure
- Rise of ETFs and passive
- Rapid change of client expectations

Maintaining strong, long-term investment performance

% of 10-year JPMAM LT MF AUM above peer median[1]



Total JPMAM
88%
Equity
91%
Fixed Income
81%
Multi-Asset Solutions & Alternatives
90%

Building a fast-growing ETF capability

AUM of Top 5 New ETF entrants since 2014[2]



35
30
25
20
15
10
5
0
2014
2015
2016
2017
2018
2019
JPM
Peer 1
Peer 2
Peer 3
Peer 4

Top 10 ETF managers by 2019 Net Flows[3]



176
102
20
15
14
13
13
12
11
10
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
JPM
Peer 8
Peer 9

Providing value beyond products / solutions

AM Portfolio Insights

12,400 Users → 46,300 Portfolios → 112,000 Analyses

WM Thought Leadership

~80% of clients subscribed to our thought leadership → ~40% of subscribers are consistently engaged

Elevating an already strong client experience

Thought Leadership Program Metrics

- 1/3 of U.S. Financial Advisors use AM Market Insights
- 2mm visitors to digital JPMC WM Learning and Insights hub for investment content and education

Always focused when our clients need us – China highlights

- ~10x average WeChat engagement on recent post
- ~4x average call participants on recent Market Insights event-specific call

13

JPMorgan Chase & Co.

Note: For footnoted information, refer to slide 24

Position of strength Power of a broad, diversified platform 5Y Total Client Asset Flows ($B) 194 Publically-traded peers only 2 JPMC Total Client #1 BLK $1,272 Asset Flows ($B)1 123 127 (LT AUM + Liquidity + AUS + 100 1 89 97 #2 JPMC $509 CWM AUS + CPC Deposits) 71 82 28 36 #3 GS3 $479 Legend ≥ $0 #4 MS4 $373 <$0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Fixed Income 5 Equity #5 UBS $267 Multi-Asset AUM Alternatives Asset Class / 6 Liquidity #6 BAC $236 Product Brokerage Custody AUS 7 Assets = AUS AUM + Deposits #7 CS $211 Wealth Mgmt. 8 Channel Retail #8 Allianz $107 Assets Institutional 9 US #9 TROW $39 LatAm Region EMEA Assets 10 Asia #10 DWS $(1) 14 Note: For footnoted information, refer to slide 25

Position of strength

Continuing to invest in the business

Front Office

Front office spend


2014
2019
Future[1]

- Continue to hire the best talent in the industry – 500+ hires planned in 2020
- ~$320mm AM research budget and 5,000+ annual onsite company visits

Technology

Technology spend (% of revenue)


Investment
Production
2014
2019
Future[1]

- Tech spend to drive growth and efficiency, manage risk
- Production simplification so investments are >50%

Environmental, Social, and Governance (ESG)

AUM[2]


2014
2019
Future[1]

- Focused on client needs in both AM and WM
- In AM, working towards 100% of AUM ESG-integrated
- In WM, launching new ESG-focused strategies (currently $7B+ AUM)

China

AUM


2014
2019
Future[1]

- Poised to be first foreign asset manager to own a majority stake in a Chinese joint venture (CIFM)

15

JPMorgan Chase & Co.

Note: For footnoted information, refer to slide 25

Position of strength How we measure against our targets Previous Targets LT AUM Revenue Pretax income Pretax Flows growth growth margin ROE Medium-term 4% 5% 10% 30% 25%+ targets (+/-) 2017 – 2019 2 – 7% 2 – 8% 1 – 3% 26% 25 – 31% Results range1 Meeting target      New Targets LT AUM Revenue Pretax Flows growth margin ROE Medium-term 4% 5% 25%+ 25%+ targets (+/-) 16 Note: For footnoted information, refer to slide 25

Agenda Page 1 Notes 17

Notes on slides 1-2 Slide 1 – One of the world’s leading Asset & Wealth Managers 1. The “% 10-year JPMAM LT MF AUM above peer median” analysis: All quartile rankings, the assigned peer categories and the asset values used to derive this analysis are sourced from Lipper, Morningstar and Nomura based on country of domicile. Includes only Asset Management retail open-ended mutual funds that are ranked by the aforementioned sources. Excludes money market funds, Undiscovered Managers Fund, and Brazil domiciled funds. Quartile rankings are done on the net-of-fee absolute return of each fund. The data providers re-denominate the asset values into U.S. dollars. This % of AUM is based on fund performance and associated peer rankings at the share class level for U.S. domiciled funds and at the “primary share class” level or fund level for all other funds. The “primary share class”, as defined by Morningstar, denotes the share class recommended as being the best proxy for the portfolio and in most cases will be the most retail version (based upon annual management charge, minimum investment, currency and other factors). Where peer group rankings given for a fund are in more than one “primary share class” territory both rankings are included to reflect local market competitiveness. The performance data could have been different if all funds/accounts would have been included. Past performance is not indicative of future results. The classifications in terms of product suites and product engines shown are J.P. Morgan’s own and are based on internal investment management structures 2. Employees identified as top talent by senior executives 3. Employees with Vice President or more senior title 4. Fund activity across pooled vehicles, including funds in the process of fundraising or liquidation. Excludes Brazil-domiciled fund activity and activity where funds were sold or transferred to third-party managers Slide 2 – A decade of growth – AWM 1. Historical revenue revised as a result of the adoption of the new accounting guidance for revenue recognition, effective January 1, 2018 17

Notes on slide 3 – A decade of growth: AM and WM business metrics 1. Historical revenue revised as a result of the adoption of the new accounting guidance for revenue recognition, effective January 1, 2018 2. Does not include expense allocated to AWM Center in 2009 3. Represents the Nomura “star rating” for Japan domiciled funds and Morningstar for all other domiciled funds. Includes only Asset Management retail open-ended mutual funds that have a rating. Excludes money market funds, Undiscovered Managers Fund, and Brazil domiciled funds. Mutual fund rating services rank funds based on their risk-adjusted performance over various periods. A 5-star rating is the best rating and represents the top 10% of industry-wide ranked funds. A 4-star rating represents the next 22.5% of industry-wide ranked funds. A 3-star rating represents the next 35% of industry-wide ranked funds. A 2-star rating represents the next 22.5% of industry-wide ranked funds. A 1-star rating is the worst rating and represents the bottom 10% of industry-wide ranked funds. The ‘overall Morningstar rating’ is derived from a weighted average of the performance figures associated with a fund’s three-, five-and ten-year (if applicable) Morningstar Rating metrics. For U.S. domiciled funds, separate star ratings are given at the individual share class level. The Nomura ’star rating’ is based on three-year risk- adjusted performance only. Funds with fewer than three years of history are not rated and hence excluded from this analysis. All ratings and the assigned peer categories used to derive this analysis are sourced from these fund rating providers as mentioned. Past performance is not indicative of future results 4. Headcount used for analysis based on 12-month simple average number of people deemed Client Advisors or Relationship Managers 5. Retail and Institutional AUM 6. Source: Strategic Insight Simfund retrieved February 10, 2020. Excludes Index, Fund of Funds, and Money Market Funds 7. Calculated as revenue divided by average WM Advisor headcount. Excludes CWM Advisors 8. 2009 restated to include mortgage balance to conform to current reporting. Average mortgage balance for December 2009 used for calculation 9. Includes fee earning and non-fee earning assets 18

Notes on slides 4-8 Slide 4 – Mutual benefits from being part of JPMorgan Chase 1. 2019 U.S. population sourced from U.S. Census Bureau. Sum of population of states in which Chase currently has or will have a branch presence post-market expansion 2. Defined as You Invest Trade clients who digitally logged-in at least once per month either online or through mobile 3. Represents digital logins directly to JPMorgan Chase properties and excludes logins from known 3rd party aggregators and SMS text banking activities 4. Defined as female globally and ethnic diversity in U.S. Slide 6 – U.S. Wealth Management: Growing from a position of strength 1. U.S. Deposit and Investment Wallet, IXI Database, 2019 2. “The Neglected Generation”, Cerulli Associates, 2019 3. “Global HNW Insights Survey”, Capgemini, RBC Wealth Management, Scorpio Partnership, 2014 4. “U.S. Asset and Wealth Management Deals Insights”, PwC, 2019 & 2018 5. CWM Advisors Slide 7 – Global Private Bank: Consistently growing the business, while investing for the future 1. For U.S. PB, estimated share of investable assets for households with $10mm+ (Source: U.S. Deposit and Investment Wallet, IXI Database, 2019). For International PB, estimated share of investable assets for total resident population with $20mm+ (Source: “Global Wealth 2019: Reigniting Radical Growth”, BCG, 2019) 2. For U.S. PB and International PB, estimated growth rate for total resident population with wealth of $20mm+ (Source: “Global Wealth 2019: Reigniting Radical Growth”, BCG, 2019) Slide 8 – Global Private Bank: Continue to serve clients across their balance sheet 1. Figures represent PB business only 2. HELOC Balances are part of “Loans (ex-mortgages)” up until 2014 and part of “Mortgages” starting 2015 3. Net Charge-Off Rate represents total of Mortgages and Lending 19

Notes on slide 9 – Asset Management: Strong investment performance provides opportunity to scale 1. The “% 10-year JPMAM LT MF AUM above peer median” analysis: All quartile rankings, the assigned peer categories and the asset values used to derive this analysis are sourced from Lipper, Morningstar and Nomura based on country of domicile. Includes only Asset Management retail open-ended mutual funds that are ranked by the aforementioned sources. Excludes money market funds, Undiscovered Managers Fund, and Brazil domiciled funds. Quartile rankings are done on the net-of-fee absolute return of each fund. The data providers re-denominate the asset values into U.S. dollars. This % of AUM is based on fund performance and associated peer rankings at the share class level for U.S. domiciled funds and at the “primary share class” level or fund level for all other funds. The “primary share class”, as defined by Morningstar, denotes the share class recommended as being the best proxy for the portfolio and in most cases will be the most retail version (based upon annual management charge, minimum investment, currency and other factors). Where peer group rankings given for a fund are in more than one “primary share class” territory both rankings are included to reflect local market competitiveness. The performance data could have been different if all funds/accounts would have been included. Past performance is not indicative of future results. The classifications in terms of product suites and product engines shown are J.P. Morgan’s own and are based on internal investment management structures 2. Source: McKinsey. Based on 2009-2018 data 3. Current share based on 2018 JPMAM and Market AUM. Market data sourced from McKinsey 20

Notes on slide 10 – Asset Management: Complete cross-asset class income franchise 1. Source: Strategic Insight Simfund retrieved February 10, 2020, based on Large Value Morningstar fund category. Excludes Index and Fund of Funds 2. Source: Morningstar. 5Y return (net of fees), 5Y percentile rankings, 30-Day SEC Yield, and AUM are for Institutional Share class as of December 31, 2019. Other share classes may have higher expenses, which would lower returns. Retrieved February 12, 2020 3. Source: Morningstar. Based on active fund with highest AUM in Large Value Morningstar fund category, excluding Fund of Funds as of December 31, 2019. 5Y return (net of fees), 5Y percentile rankings, 30-Day SEC Yield, and AUM are for Dodge & Cox Stock Fund as of December 31, 2019. Retrieved February 12, 2020 4. Source: Morningstar. Based on Large Value Morningstar fund category as of December 31, 2019. Retrieved February 12, 2020 5. 30-Day SEC Yield as of December 31, 2019 6. Source: Morningstar. Star rating for Institutional Share class as of December 31, 2019. Other share classes may have different performance characteristics and may have different ratings. All star ratings sourced from Morningstar reflect the Morningstar Overall RatingTM 7. Source: Strategic Insight Simfund retrieved February 10, 2020, based on Multisector Bond Morningstar fund category. Excludes Index and Fund of Funds 8. Source: Morningstar. Based on active fund with highest AUM in Multisector Bond Morningstar fund category, excluding Fund of Funds as of December 31, 2019. 5Y return (net of fees), 5Y percentile rankings, and 30-Day SEC Yield are for PIMCO Income Fund Institutional Share Class as of December 31, 2019. AUM is for total fund (all share classes). Retrieved February 12, 2020 9. Source: Morningstar. Based on Multisector Bond Morningstar fund category as of December 31, 2019. Retrieved February 12, 2020 10.Source: Strategic Insight Simfund retrieved February 10, 2020, based on Ultrashort Bond Morningstar fund category. Excludes Index and Fund of Funds 11.Source: Morningstar. Return (net of fees) and percentile rankings are based on performance from inception date May 17, 2017 to December 31, 2019 for JPMorgan Ultra-Short Income ETF (“JPST”). 30-Day SEC Yield as of December 31, 2019. Retrieved February 21, 2020 12.Source: Morningstar. Based on active fund with highest AUM in Ultrashort Bond Morningstar fund category, excluding Fund of Funds as of December 31, 2019. Return (net of fees), percentile rankings, and 30-Day SEC Yield are for Lord Abbett Ultra Short Bond Fund Institutional Share Class. Return (net of fees) and percentile ranking based on performance from May 17, 2017 to December 31, 2019. 30-Day SEC Yield as of December 31, 2019. AUM is for total fund (all share classes). Retrieved February 21, 2020 13.Source: Morningstar. Based on Ultrashort Bond Morningstar fund category as of December 31, 2019. Retrieved February 21, 2020 14.Source: Strategic Insight Simfund retrieved February 10, 2020. Based on AUM for ETFs as of December 31, 2019. Excludes Index and Fund of Funds 15.Source: Strategic Insight Simfund retrieved February 10, 2020, based on Allocation 30% to 50% Equity Morningstar fund category. Excludes Index and Fund of Funds 16.Source: Morningstar. Based on active fund with highest AUM in Allocation 30% to 50% Equity Morningstar fund category, excluding Fund of Funds as of December 31, 2019. 5Y return (net of fees), 5Y percentile rankings, and 30-Day SEC Yield are for Franklin Income Fund Advisor Share Class as of December 31, 2019. AUM is for total fund (all share classes). Retrieved February 12, 2020 17.Source: Morningstar. Based on Allocation – 30% to 50% Equity Morningstar fund category as of December 31, 2019. Retrieved February 12, 2020 21

Notes on slide 10 – Asset Management: Complete cross-asset class income franchise (continued) 18.Past performance is not indicative of future returns. Returns include the re-investment of income. Performance numbers represent a composite return of the combined fund investor vehicles in existence as of December 31, 2019. 5Y return net of fees, taxes, and fund-level expenses 19.Source: S&P 20.1Y Yield represents Cash Yield for JPM Infrastructure Strategy and Indicated Dividend Yield for S&P Global Infrastructure Index TR as of December 31, 2019 21.Source: IPE. Infrastructure AUM as of December 31, 2018 for Macquarie Infrastructure and Real Assets and converted from EUR into USD using 1.0807 EUR/USD exchange rate as of February 19, 2020 22

Notes on slide 11 – Alternatives: Harnessing 50 years of innovation to drive growth 1. Includes fee and non-fee earning assets. Product classifications are J.P. Morgan’s own and are based on internal investment management structures; Strategic Insight Simfund categorization also used to classify Liquid Alternative strategies. Historical AUM restated to include products classified as Alternatives under current internal investment management structures 2. Source: Morningstar. 5Y return is net of fees and for Institutional Share class as of December 31, 2019. Other share classes may have higher expenses, which would lower returns. Retrieved February 19, 2020. Benchmark is ICE Bank of America Merrill Lynch US 3-month Treasury Bill TR as of December 31, 2019 3. Past performance is not a guarantee of comparable future results. Private Credit-Mortgage strategy is net of fees as of December 31, 2019. Net returns are based on Investment Share Class. Benchmark used is Bloomberg Barclays U.S. Aggregate Bond Index as of December 31, 2019 4. Past performance is not a guarantee of comparable future results. U.S. Value-Add Real Estate strategy is net of fees as of December 31, 2019. Net returns are based on the highest applicable fee rate for this strategy. Benchmark used is NFI-ODCE (NCREIF Fund Index-Open End Diversified Core Equity) Index 5. Performance as of September 30, 2019. Past performance is no guarantee of future results, and there can be no guarantee the performance shown will be achieved for vintage years that are not fully realized. Performance represents investment IRR (Internal Rate of Return) of underlying commitments in aggregate. Performance shown includes all private equity investments for all funds, separate accounts and employee account activated within the time period shown. Net performance is net of underlying fees and expenses, net of Advisor management and Advisor incentive fees. Net performance represents PEG Fund level cash flows and valuations, as experienced by the underlying investors in aggregate, and are inclusive of underlying fees and expenses as well as Advisor management and incentive fees. Benchmark return is Private Equity Net IRR minus Gredil-Griffiths-Stucke Direct Alpha (“Direct Alpha”). Direct Alpha is an IRR- based methodology used to compare private investments to public markets. The IRR calculated is an annualized excess return, representing the relative out-performance or under- performance of the private market investment to the MSCI World index as of the measurement date 6. Source: NCREIF. Based on net asset value of member funds of NFI-ODCE index as of September 30, 2019 23

Notes on slide 13 – Successfully navigating industry headwinds 1. The “% 10-year JPMAM LT MF AUM above peer median” analysis: All quartile rankings, the assigned peer categories and the asset values used to derive this analysis are sourced from Lipper, Morningstar and Nomura based on country of domicile. Includes only Asset Management retail open-ended mutual funds that are ranked by the aforementioned sources. Excludes money market funds, Undiscovered Managers Fund, and Brazil domiciled funds. Quartile rankings are done on the net-of-fee absolute return of each fund. The data providers re-denominate the asset values into U.S. dollars. This % of AUM is based on fund performance and associated peer rankings at the share class level for U.S. domiciled funds and at the “primary share class” level or fund level for all other funds. The “primary share class”, as defined by Morningstar, denotes the share class recommended as being the best proxy for the portfolio and in most cases will be the most retail version (based upon annual management charge, minimum investment, currency and other factors). Where peer group rankings given for a fund are in more than one “primary share class” territory both rankings are included to reflect local market competitiveness. The performance data could have been different if all funds/accounts would have been included. Past performance is not indicative of future results. The classifications in terms of product suites and product engines shown are J.P. Morgan’s own and are based on internal investment management structures 2. Source: Strategic Insight Simfund retrieved February 10, 2020. Based on top five managers by December 31, 2019 AUM who had $0 AUM as of December 31, 2013. Excludes Fund of Funds, Uncollateralized Debt Instruments, Collateralized Debt Instruments, and ETMFs 3. Source: Strategic Insight Simfund retrieved February 10, 2020. Peers include BlackRock, Vanguard, Schwab, UBS, Invesco, DWS, Nomura, First Trust, and State Street. Peers include net AUM flows into joint-ventures. Excludes Fund of Funds, Uncollateralized Debt Instruments, Collateralized Debt Instruments, and ETMFs 24

Notes on slides 14-16 Slide 14 – Power of a broad, diversified platform 1. Includes Asset & Wealth Management, Chase Wealth Management investments, and new-to-firm Chase Private Client Deposits from 2012-2019; prior to 2012, flows data for Chase Wealth Management investments and new-to-firm Chase Private Client Deposits unavailable. Prior year flows by region have been restated 2. Total AUM net flows 3. Represents firmwide total assets under supervision (“AUS”) net flows 4. Represents Investment Management total net AUM inflows plus Wealth Management fee-based asset flows 5. Includes total net new money from Asset Management and Global Wealth Management divisions. In 2018, UBS began to report flows for 2016-2019 in U.S. dollars ("USD"). Flows for 2015 were converted from CHF into USD at the 2015 daily average exchange rate of 1.0408 CHF/USD 6. Represents Global Wealth and Investment Management net client flows 7. Represents net new assets from Swiss Universal Bank – Private Clients, International Wealth Management – Private Banking, International Wealth Management – Asset Management, and Asia Pacific – Private Banking. Flows were converted from CHF into USD at the 2015 – 2019 daily average exchange rate of 1.0202 CHF/USD 8. Third party net AUM flows only. Flows were converted from EUR into USD at the 2015 – 2019 daily average exchange rate of 1.1295 EUR/USD 9. Total AUM net flows 10.Total AUM net flows. Flows were converted from EUR into USD at the 2015 – 2019 daily average exchange rate of 1.1295 EUR/USD Slide 15 – Continuing to invest in the business 1. Future amounts are illustrative 2. 2014 AUM estimated Slide 16 – How we measure against our targets 1. Historical revenue revised as a result of the adoption of the new accounting guidance for revenue recognition, effective January 1, 2018 25

COMMERCIAL BANKING February 25, 2020 FIRM OVERVIEW CORPORATE & INVESTMENT BANK CONSUMER & COMMUNITY BANKING ASSET & WEALTH MANAGEMENT COMMERCIAL BANKING

Commercial Banking – executing a proven strategy  Clients at the center of everything we do Client focus  Coverage strategically aligned to best serve our clients  Local delivery and decision-making, with deep sector expertise  Industry-leading, broad-based capabilities Strong franchise  Operating efficiencies and scale advantage as part of JPMorgan Chase  Consultative teams delivering comprehensive solutions  Adding talented bankers and expanding local coverage Targeted investment  Investing in integrated solutions and digital channels  Enhancing client experience through innovation and streamlining processes  Rigorous client selection with a long-term, through-the-cycle orientation Fortress principles  Strong credit and control culture, focusing on markets and sectors we know best  Expense and capital discipline  High quality, resilient, diversified earnings Strong financial performance  Strong returns while investing for the long-term  Disciplined growth with significant remaining opportunity 1

Strong results in 2019 driven by consistent client focus Client focus Financial performance 2017 2018 2019 2017 2018 2019 1,766 1,922 2,101 $8.6 $9.1 $9.0 Bankers1 Revenue ($B) $4.2 236 278 295 $3.5 $3.9 Client calls (000s)2 Net income ($B) 1,706 1,232 1,062 8 bps New relationships2 NCO rate 2 bps 3 bps $177 $171 $173 39% 37% 39% Average deposits ($B) Overhead ratio $198 $206 $208 17% 20% 17% Average loans ($B) ROE3 2 1 Based on total revenue-producing employees 2 Excludes Commercial Term Lending; prior year figures have been revised to conform to current presentation 3 Allocated capital was $20B in 2017, $20B in 2018 and $22B in 2019

Tremendous opportunity to grow across our C&I franchise Continuing to expand and invest in our capabilities to acquire new great clients… Innovation Economy Government International 39k C&I prospects Targeting 5,400 prospects Pursuing 600 government Focusing on ~1,200 non-U.S. across high-growth industries1 entities across the U.S. headquartered companies …while deepening existing relationships over time by delivering differentiated solutions and leveraging the power of firm Fund growth Seek liquidity Optimize payments 18k C&I clients 1 Access capital markets Manage liquidity Make strategic acquisition Expand internationally 3 1 Innovation economy includes Technology & Disruptive Commerce and Life Sciences companies Note: Commercial and Industrial (C&I) and Commercial Real Estate (CRE) groupings used herein are generally based on client segments and do not align with regulatory definitions

Executing middle market expansion strategy Expansion market revenue ($mm)1 $1,000 47 MSAs added since 20082 $723 $647 460 MMBSI expansion market bankers3 $521 $412 $332 $354 $298 $234 $139 $53 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LT Target 2010-19 CAGR Clients (#) 820 1,100 1,360 1,470 1,670 1,970 2,220 2,360 2,750 3,280 17% Loans ($B, avg.) $0.9 $2.7 $5.6 $7.5 $8.6 $9.9 $11.7 $13.6 $15.1 $15.6 37% Deposits1 ($B, avg.) $1.3 $3.0 $4.7 $6.1 $7.9 $8.3 $8.2 $8.8 $11.2 $13.1 29% 4 1 Prior year deposit and revenue figures have been revised to conform to current presentation 2 Based on year-end Middle Market Banking & Specialized Industries (MMBSI) banker presence; number of MSAs is for U.S. only 3 Based on total revenue-producing employees

Substantial, visible opportunity across new markets Los Angeles – new market Chicago – legacy market 2nd 9 3k 3rd 150+ 3k Largest MSA Years in market Clients & prospects Largest MSA Years in market Clients & prospects Strong performance to date in Los Angeles, with significant market opportunity Los Angeles Chicago Revenue Average deposits 4x Average loans 3x 3x 2015 2016 2017 2018 2019 2019 2015 2016 2017 2018 2019 2019 2015 2016 2017 2018 2019 2019 5 Note: Excludes specialized industries

Well positioned to build upon our strong middle market franchise Middle Market Banking & Specialized Industries market opportunity Prospective 36k+ MMBSI clients1 MMBSI 125 locations1 Top 100 MSAs in 75 Middle Market footprint MMBSI offices located 86% within branch network2 MMBSI footprint Prospect density3 6 1 Includes Canadian presence 2 Based on branch count as of January 2020 3 Circles indicate number of prospects in a given city

Replicating our proven strategy internationally Targeting non-U.S. headquartered global companies Building with discipline  Foreign companies focused on global growth, driving  Established new teams across 10 countries in EMEA, demand for international banking solutions APAC and LATAM  Providing differentiated value for multi-national companies with cross-border needs  Focusing on established companies with a presence in the U.S. and other geographies Starting from a position of strength  Targeting companies across the globe Brand recognition and local presence 1 Well-established Private Bank and CIB coverage in 18 Countries in scope 50+ global markets Extensive global solutions Comprehensive investment banking, treasury services, ~1,200 Targeted prospects trade and liquidity capabilities Disciplined risk management 2 Maintaining fortress principles and leveraging deep 78 CCBSI international bankers local market knowledge 7 1 As of year-end December 31,2019; Bankers located in 11 international countries (including Canada) with ability to support clients in an additional seven countries (Ireland, Portugal, Austria, Belgium, Luxembourg, Switzerland and New Zealand) 2 Based on total revenue-producing employees

Specialized industries model drives superior value and risk management  Prudent industry and client selection >50% Clients with specialized industry coverage  Deep industry expertise in underwriting  Sector-specific advice and content to support clients  Industry-tailored client solutions 17 Specific industry coverage teams Diverse range of covered industries Financial Heavy Agribusiness Apparel Beverage Energy Government Healthcare Institutions Franchise Equipment Technology & Higher Life Media and Multinational Nonprofit Real Estate1 Technology Disruptive Education Sciences Entertainment Corporations Commerce2 8 1 Reflects coverage of CCBSI clients in the Real Estate industry 2 Technology & Disruptive Commerce group covers MMBSI technology and high-growth consumer companies

Substantial opportunity to address the needs of the healthcare ecosystem

Well-positioned to capture the large and growing opportunity

~$4T healthcare expenditure in the U.S.[1]

Growing faster than U.S. GDP[1]

On pace to represent ~20% of U.S. GDP[1]

Dedicated healthcare bankers and specialists across the CB to capture growing opportunity

- Healthcare providers
- Healthcare systems
- Healthcare services
- Health insurers

800 Clients

1k Prospects

Understanding the specific needs of the segment…

- Heavily regulated
- Largely paper-based
- Complex transactions
- Unique payments needs

…and investing in capabilities and solutions

Foundational capabilities	Enhancing healthcare core cash management platform
Enhanced product offerings	Further integrating platforms to streamline offerings
Beyond banking solutions	Leveraging InstaMed solutions to deepen relationships

9

JPMorgan Chase & Co.

[1] Source: Centers for Medicare & Medicaid Services, Office of the Actuary; U.S. Department of Commerce, Bureau of Economic Analysis; and U.S. Bureau of the Census

Differentiated treasury capabilities provide substantial value to clients Leveraging benefits of scale and breadth of market leading solutions… Integrated payments Liquidity management Merchant services Cross-border solutions Payment capabilities to realize Sophisticated tools to manage End-to-end solutions through the Broad set of foreign exchange efficiency and drive economic value liquidity across the globe #1 wholly-owned merchant acquirer and trade finance solutions …with client-centered delivery to optimize the way clients do business Improving working capital Solution-oriented Reporting & Digital Fraud  team insights delivery protection  Reducing operating costs  Providing insights to drive results  Streamlining payment channels  Safeguarding the business 10

Delivering the best investment bank to CB clients Commercial Banking gross investment banking revenue1 ($B) JPMC N.A. IB fees represented 44% by CB clients2 $3.0 $2.7 $2.5 $2.4 $2.3 $2.2 $2.0 $1.7 $1.6 $1.4 $1.3 $1.2 $1.0 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 LT Target 11 1 Represents total JPMorgan Chase revenue from investment banking products provided to CB clients 2 Represents the percentage of CIB’s North America IB fees generated by Commercial Banking clients in 2019, excluding fees from fixed income and equity markets which are included in Commercial Banking gross investment banking revenue

Positioned for continued long-term success in CRE

Community Development Banking

~600 clients



- Capital to support affordable housing development projects
- Commitment to improve communities through lending and investment
- Building long-term relationships and community partnerships

Real Estate Banking

~600 clients



- Banking top-tier clients in major markets across the U.S.
- Targeted markets with focus on lower volatility assets
- Deep, broad-based client relationships built over time

Commercial Term Lending

~33,000 clients



- Term financing on stabilized properties in supply-constrained markets
- Industry-leading loan process delivered with speed and certainty of execution
- Targeted investment in digital lending

#1

Multifamily lender in the U.S.[1]

300+

Highly-skilled bankers across CRE segments

>80%

CTL originations on apartments with rents deemed affordable[2]

$2B

Financing to Affordable housing projects in 2019

12

[1] Based on S&P Global Market Intelligence, as of year-end December 31,2019

[2] Based on 2019 average underwritten nonrestricted rents

Strong risk focus and smart growth across our portfolio Average loans by client segment ($B) Rigorous client selection 1 Limiting exposure to riskier industries and C&I CRE asset classes across C&I and CRE $206 $208 $198 Market and industry expertise Benefiting from market knowledge and specialized industry coverage $106 $108 $102 Underwriting built on experience and analytics Continuing to invest in people, processes, technology and analytics Through-the-cycle discipline Independent, experienced underwriting team with proven track record $96 $99 $100 Downturn preparedness Maintaining readiness across the organization using enhanced tools and data assets 2017 2018 2019 13 1 Includes CCBSI Real Estate Note: Commercial and Industrial (C&I) and Commercial Real Estate (CRE) groupings used herein are generally based on client segments and do not align with regulatory definitions; totals may not sum due to rounding

Maintaining risk discipline – C&I Portfolio summary Market commentary  Strong credit performance through the cycle  Credit quality remains strong, with no material,  87% of non-investment grade exposure is secured1 broad-based signs of deterioration in the market  Diversified across industries and regions  Continue to closely watch certain sectors and monitor new originations  Dedicated underwriters for select industries  Revolver utilization generally flat  Loan spreads in the market have stabilized Portfolio by industry Net charge-off performance 3.0% Consumer & Retail Commercial Banking 17% Peer average2 25% Industrials Healthcare 2.0% 4% TMT 5% Oil & Gas 1.0% 6% Financials 15% 7% Governments 0.0% Utilities 10% 11% Other 14 1 The Firm considers internal ratings equivalent to BB+/Ba1 or lower as non-investment grade 2 Peer average based on CB-equivalent C&I segments or wholesale portfolios at BAC, CMA, FITB, KEY, PNC, USB, WFC, which may not fully align with CB segmentation

Maintaining risk discipline – CRE

Portfolio summary

- $80B of loans in Commercial Term Lending, with $2mm average loan size
  - LTV ratio of 51%, DSC ratio of 1.5x for 2019 originations[1]
- $16B of loans in Real Estate Banking
  - Focus on least volatile asset classes; highly-selective construction portfolio
- $6B of loans in Community Development Banking[2]
  - Financing the creation and rehabilitation of affordable properties

Portfolio by asset class


Multifamily
Office
Retail
Industrial
Other
76%
8%
5%
5%
5%

Portfolio by loan type


Term loan
Construction
Revolver / other
88%
7%
5%

Market commentary

- Competition remains elevated with late-cycle characteristics, particularly from non-bank lenders
- Maintaining underwriting discipline and limiting exposure to riskier asset classes
- Spreads increased in 2019 but expect stabilization in 2020

Net charge-off performance


4.0%
3.0%
2.0%
1.0%
0.0%
Commercial Banking
Peer average3
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

15

JPMorgan Chase & Co.

[1] Loan to value (LTV) and debt service coverage (DSC) are weighted average calculations
[2] Includes ~$3B of loans from consolidated equity investments
[3] Peer average based on CB-equivalent CRE segments or wholesale portfolios at BAC, CMA, FITB, KEY, PNC, USB, WFC, which may not fully align with CB segmentation
Note: Portfolios based on sub-LOB are not regulatory definitions; totals may not sum due to rounding

Driving efficiency while continuing to invest in the franchise

Growth

Market expansion
Entering new markets domestically and internationally

People
Investing in talent through hiring, training and development

Empowering front office
Implemented new CRM[1] system; onboarded 3k+ users

Client value

Digital platforms
Enhanced digital client solutions; 9k+ active Chase Connect clients

Data & analytics
Leveraging new tools to provide specialized client insights

Treasury solutions
Expanding breadth, functionality and connectivity to deepen relationships

Efficiency

Modernizing workplace
Enhancing employee experience and efficiency through technology

Middle office transformation
Improving end-to-end processes; reduced U.S. account opening time ~25%

Credit underwriting
Developing systems and processes to enhance precision, efficiency and delivery

16

JPMorgan Chase & Co.

[1] Customer relationship management (CRM)

Financial targets 2019 2014-2019 Target Middle Market $723mm 17% CAGR $1.0B Execute growth expansion initiatives Investment banking1 $2.7B 7% CAGR $3.0B (long-term revenue targets) International2 $465mm 8% CAGR $1.0B Maintain expense discipline Overhead ratio 39% 39% avg. 40% +/- (medium-term) Optimize returns Return on equity 17% 17% avg. ~18% (medium-term) 17 1 Represents total JPMorgan Chase revenue from investment banking products provided to CB clients 2 Denotes non-U.S. revenue from U.S. multinational clients and CCBSI expansion efforts to serve non-U.S. headquartered companies internationally

Positioned for continued success over the long-term  Unmatched ability to support clients’ needs as they grow Complete, global &  Local delivery and expertise across domestic and international locations diversified  Differentiated platform, delivering the Investment Bank and Asset & Wealth Management to our clients Investment capacity to  Scale advantage of JPMorgan Chase, enabling strategic long-term investments drive growth &  Technical expertise to improve processes and deliver advanced banking solutions innovation  Leveraging advanced data and analytics to drive value for clients and our business  Rigorous underwriting and client selection Risk & control discipline  Strong credit discipline, with NCOs under 10 bps for the last eight years  Robust compliance and control culture with end-to-end management focus  Consultative, solutions-oriented client coverage teams People  Strong focus on growing top-tier talent through focused hiring and training  Actively shaping workforce to build even greater technology, digital and data expertise  Well-positioned to succeed through-the-cycle, with high-quality, diversified revenue streams Strong financial results &  Business model built to optimize efficiency, operating leverage and earnings potential organic growth potential  Significant organic growth opportunity across the entire business 18